Exhibit 4.53
THIS FRONTING AND ADMINISTRATION AGREEMENT is made on the 25 day of April 2007 between:
(1)	CONVERIUM AG, a company incorporated in Switzerland whose registered office is at General Guisan-Quai 26, 8022 Zürich, Switzerland (Converium);
(2)	MÜNCHENER RÜCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MÜNCHEN, whose registered office is at Königinstraße, 107, 80802 München, Germany (Munich Re);
(3)	NATIONAL INDEMNITY COMPANY, a company incorporated in Nebraska, United States of America, whose registered office is at 3024 Harney Street, Omaha, Nebraska, USA 68131 (National Indemnity);
(4)	GLOBAL AEROSPACE UNDERWRITING MANAGERS LIMITED (registered number 2512067) whose registered office is at Fitzwilliam House, 10 St. Mary Axe, London EC3A 8EQ (Global); and
Whereas:
(A) An aviation and aerospace underwriting pool (the Pool) has been established between certain insurance and reinsurance companies including Converium, Munich Re, National Indemnity and Global in respect of risks written after the date of the Pool Members’ Agreement (as hereinafter defined) and attaching on or after 1 January 2003, and in respect of which inter alia Converium appoints Global as its agent for writing insurance and reinsurance in respect of certain risks and to provide administration and management services in respect of the Pool.
(B) Converium intends to appoint National Indemnity and Munich Re (or members of their Groups) to provide fronting insurance for Converium in respect of Relevant Risks which incept in the Period (all terms as hereinafter defined). The intention is that, unless otherwise stated, in respect of each risk which would be written in the name of Converium under the terms of the Pool Members’ Agreement, National Indemnity or a member of its Group will front 50 per cent. of such risk and Munich Re or a member of its Group will front 50 per cent. of such risk. In certain jurisdictions where there is currently fronting in place in respect of National Indemnity’s or Munich Re’s participation in the Pool, the fronter (being those persons listed in column 4 of Part II if any of Schedule 2 and Schedule 3) has agreed to extend the fronting that is currently in place so that it covers (in each case) 50 per cent of each risk in such jurisdiction which would be written in the name of Converium under the Pool Members’ Agreement.
(C) Accordingly, this Agreement constitutes a Fronting Arrangement for the purposes of the Pool Members’ Agreement and sets out the basis on which (1) National Indemnity and Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 will appoint Global to underwrite, administer and manage such Relevant Risks and (2) all business written in the name of National Indemnity and Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 under this Agreement will be fully reinsured by Converium.
Now it is hereby agreed as follows:
1. Definitions
1.1 Unless otherwise defined in this Agreement and unless the context otherwise requires, all words and phrases shall have the meaning ascribed to them in the Pool Members’ Agreement.
Agent means Global as the context requires;
Agreement means this Agreement as amended from time to time;
Business means the business of writing Fronting Insurance Contracts as agent for National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 in their capacity as fronting insurers for Converium and managing such business on behalf of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 and doing such other things ancillary or incidental thereto in any such case as may from time to time be permitted or required by or pursuant to this Agreement and for the avoidance of doubt, Business excludes that portion of any risk reflecting the participation of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 under the Pool Members’ Agreement and that portion of any risk which is written on behalf of Munich Re or National Indemnity by the persons set out in column 4 of Part II if any of Schedule 2 or Schedule 3 respectively;
Business Day means any day (not being a Saturday or Sunday) on which banks are open for the transaction of general banking business in London;
Confidential Information means:
(a)	all information obtained by a party as a result of negotiating and entering into this Agreement;
(b)	all financial or other information received by a party pursuant to this Agreement in respect of Global;
(c)	all financial or other information received by a party pursuant to this Agreement in respect of Converium;
(d)	all financial or other information received by a party pursuant to this Agreement in respect of National Indemnity or Munich Re; and
(e)	information as to the terms of this Agreement or of any agreement referred to in it and information relating to the performance by any party of its obligations under this Agreement or any agreement referred to in it;

Claim means, in relation to any Reinsured Risk, the notification, by the insured (or as applicable reinsured) of an actual or potential claim under such Reinsured Risk and, for the avoidance of doubt, a Claim shall be deemed to have been made where there is a settlement, compromise, commutation and/or policy buy back entered into by or on behalf of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 in relation to the Reinsured Risks (or any of them);
Claims-Related Extra Contractual Obligation means any liability on the part of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 (or amount agreed to be paid by or on behalf of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 in respect of potential or alleged liability on the part of National Indemnity, Munich Re or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3) which has arisen in connection with or which relates in any way to the conduct of a claim and/or the conduct of the Business where such liability (or potential or alleged liability) has arisen because of or relates in any way to any Reinsured Risk in respect of which a Fronting Insurance Contract has been written in such person’s name save to the extent that any Claims-Related Extra Contractual Obligation results from fraud of National Indemnity or a member of its Group, or Munich Re or a member of its Group;
duly authorised means:
(a)	in the United Kingdom, duly authorised to carry on general insurance business under the Financial Services and Markets Act 2000; and
(b)	in any other jurisdiction, duly authorised, licensed or otherwise approved or permitted, under the laws of the applicable jurisdiction, to underwrite or carry on general insurance business covering Specified Risks in accordance with the relevant laws or regulations of such jurisdiction;
Due means with respect to any sum or amount of money that such sum or amount has been demanded by or from the Agent and Due Premium means that amount of written premium that has been demanded by the Agent from an Original Insured, being the insured party to any relevant Fronting Insurance Contract, for and on behalf of Munich Re and /or National Indemnity, as appropriate, by way of bill, invoice or other enforceable demand, and in respect of which the Agent has assigned a date by when such Original Insured must actually pay the amount of premium demanded (Due Date) and calculated in all cases as at the relevant Due Date(s).
Fronting Insurance Contract means a contract of insurance and/or reinsurance which is written by Global pursuant to this Agreement on behalf of National Indemnity or Munich Re or the relevant member of such person’s Group (solely in its capacity as fronting insurer for Converium) in respect of the proportion of the Relevant Risks set out in Clause 2.3(b) attaching during the Period provided that Fronting Insurance

Contracts shall not relate to the percentage of each policy issued under the Pool Members’ Agreement representing Munich Re’s or National Indemnity’s interest under the Pool Members’ Agreement;
GAI means GLOBAL AEROSPACE, INC. (formerly known as ASSOCIATED AVIATION UNDERWRITERS, INC.) a Delaware corporation.
Group means in relation to a company, that company and any company which is a holding company of that company or a subsidiary of that company or of such holding company;
holding company has the meaning ascribed thereto by Section 736 of the Companies Act 1985;
Incurred Position means, in relation to Converium, such amount as may be determined in accordance with Clause 15 as being the greater of:
(a)	Due Premium (in relation to the relevant Reinsured Risks less any (i) due reinsurance premiums ceded in respect of reinsurance taken out in accordance with the Pool Business Plan (as defined in the Pool Members’ Agreement) as amended from time to time or otherwise taken out by the Agents on behalf of the Members of the Pool as a whole; (ii) original commissions in relation to such Reinsured Risks; and (iii) taxes on the premiums relating to such Reinsured Risks, ((a) less each of (i), (ii) and (iii) being the Net Premiums) multiplied by 150 per cent;
(b)	120 per cent. of outstanding claims amounts attributable to relevant Reinsured Risks (including reserves for claims incurred but not reported maintained by National Indemnity or Munich Re or the relevant member of such person’s Group (as the case may be) in respect of relevant Reinsured Risks) written in the name of National Indemnity or Munich Re or the relevant member of such person’s Group less amounts recoverable in respect of reinsurance taken out in accordance with the Pool Business Plan (as defined in the Pool Members’ Agreement) as amended from time to time or otherwise taken out by the Agents on behalf of the Members of the Pool as a whole ; or
(c)	$12,900,000.00 plus the Net Premiums in relation to the relevant Reinsured Risks;
provided that:
(i)	if in relation to Converium, it has its financial strength rating upgraded to A- or above by S&P or if such rating is not available, above such comparable rating as may be reasonably agreed between the parties the references to “150” and “120” above shall be read as “100” save that nothing in this proviso shall be construed to reduce the Incurred Position below the minimum percentage which is required to allow Munich Re, National Indemnity or the relevant member of its Group to receive credit for the Reinsurance to which the security relates under the laws of the jurisdiction in which such person is domiciled; and

(ii)	proviso (i) above shall only apply during such periods as Standard & Poor’s financial strength rating of Converium is A- or above (or if such rating is not available, such comparable rating as may be reasonably agreed between Converium, Munich Re and National Indemnity). Converium shall make such additional deposits to and or increase any relevant LOC(s) in the MR Fund, as appropriate, and the NICO Fund in the event that Standard & Poor’s financial strength rating of Converium falls below A- subsequent to termination of this Agreement under Clause 10.1 so as to comply with the requirements of Clause 13 or Clause 14 (as appropriate) without regard to proviso (i) above;
The Incurred Position shall be calculated by the Agent within 20 business days of the end of each quarter, one quarter in arrears or upon written request by any of the parties hereto, within 25 business days of the receipt of such written request.
Letter of Credit (“LOC”) means a clean, unconditional and irrevocable Letter of Credit issued on behalf of Converium by a bank with a credit rating by Standard and Poors of AA or above (or if such rating is not available, such other comparable rating as may be reasonably agreed between the person in whose favour such Letter of Credit is written and Converium) for the benefit of National Indemnity or Munich Re (or the applicable member of such person’s Group) (as the case may be) in an amount to be determined from time to time in accordance with Clause 13 or Clause 14 (as appropriate) provided that the bank issuing any Letter of Credit must be one that would permit (a) National Indemnity or the relevant member of its Group to receive credit for the Reinsurance to which that Letter of Credit relates under the laws of the jurisdiction in which such person is domiciled; or (b) Munich Re or the relevant member of its Group to receive credit for the Reinsurance to which that Letter of Credit relates under the laws of Germany;
Letter of Credit Notice means a notice issued by National Indemnity or Munich Re (as the case may be) from time to time requiring Converium to either: (a) arrange or cause to be arranged the issue and/or delivery of a Letter of Credit and/or to increase the amount of any such Letter of Credit; or (b) deposit additional funds in the MR Fund or the NICO Fund;
Net Premiums has the meaning given to it in the definition of Incurred Position;
Overriding Commission means the overriding commission payable in accordance with Clause 6, the amount of which shall be calculated in accordance with Schedule 1;
Period means the period beginning at 12:01 am BST on 1 July 2007 and ending at 12.01 a.m. BST on 1 January 2008;

Pool Members’ Agreement means the Agreement between GAI, Global and various insurance companies and reinsurance companies including National Indemnity, Munich Re and Converium dated 27 November 2002 for the formation of an aviation and aerospace underwriting pool under the management of Global and GAI;
Premium shall have the meaning given to it in Clause 5.1;
profit shall mean, subject to the provisions of Schedule 4 or Schedule 5, for the purposes of Clauses 13.5, 13.12 to 13.14, 14.5 and 14.12 to 14.14:
(a)	the Due Premiums in respect of the relevant Reinsured Risks;

LESS

(b)	paid claims in respect of the relevant Reinsured Risks as at 31 December 2010;

LESS

(c)	outstanding claims which have been notified to Global or any of its subsidiaries in relation to relevant Reinsured Risks as at 31 December 2010;

LESS

(d)	the reserves held for incurred but not reported claims in respect of relevant Reinsured Risks as at 31 December 2010 by Munich Re or National Indemnity or a relevant number of such person’s group, calculated by Munich Re or National Indemnity (or such person’s respective appointee) (as appropriate) in accordance with actuarial best practice and guidance produced by relevant actuarial bodies in the relevant country (and subject to the dispute resolution mechanism in Clause 6), in the case of (a) to (c) as produced by Global’s computer systems;
Regulatory Action means:
(a)	any order of a court of competent jurisdiction;

(b)	any order made, decision given or final view expressed by a competent national, supranational, governmental or regulatory authority or agency; or

(c)	any enactment of a legislative body;

(i)	which prohibits or restricts to a material extent the carrying on of the Business or the arrangements contemplated by this Agreement; or

(ii)	in consequence of which any of the parties would incur fines or a liability in damages were this Agreement to be performed in accordance with its terms;
Reinsurance has the meaning given to it in Clause 3;

Reinsured Risks means that percentage of any and all contracts of insurance, reinsurance or retrocession written by either Agent in the name of Munich Re, National Indemnity (or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3) solely in its capacity as fronting insurer for Converium under, pursuant to or in connection with (or purportedly under, pursuant to or in connection with) this Agreement (as such contracts may be amended from time to time) and irrespective of whether the acceptance of such contract was within the scope of the authority granted to the Agent by Munich Re or National Indemnity or members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 under the terms of this Agreement or within the scope of (or in accordance with the terms of) the Pool Members’ Agreement and Reinsured Risk shall be construed accordingly. For the avoidance of doubt, Reinsured Risks shall not include the percentage of each policy issued under the Pool Members’ Agreement representing Munich Re’s or National Indemnity’s interest under the Pool Members’ Agreement;
Relevant Risks means Specified Risks relating to those countries set out in Part I of Schedule 2 in the case of Munich Re and the members of its Group and Part I of Schedule 3 in the case of National Indemnity and the members of its Group, which are insurance or reinsurance risks;
Respective Proportion has the meaning given to it in the Pool Members’ Agreement;
Specified Risks means aerospace, aviation and all related and incidental insurance and reinsurance risks;
subsidiary and wholly-owned subsidiary shall have the meanings given thereto in Section 736 of the Companies Act 1985; and
Taxation means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contribution and levies and all penalties, charges, costs and interest relating thereto.
1.2 References to Recitals, Clauses, Schedules and parties are, except where otherwise provided, to Recitals, Clauses, Schedules or parties to this Agreement. The Schedules form part of this Agreement and have the same force and effect as if set out in the body of this Agreement.
1.3 References to a statutory provision include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into pursuant to this Agreement or to which this Agreement relates and (so far as the same may be relevant) shall include any statutory provisions or regulations which such provisions or regulations have directly or indirectly replaced.
1.4 The headings and index hereto are inserted for convenience only and shall not affect the construction of this Agreement.

1.5 References to Converium, Munich Re (and any member of its Group), National Indemnity (and any member of its Group) or to the Agents or any of them mean and include their respective successors in title and permitted assigns.
1.6 Where the context so admits, references to the singular shall be deemed to include the plural and vice versa.
1.7 References to Schedule 2 or Schedule 3 shall be to that Schedule as amended in accordance with the terms of Schedule 2 or Schedule 3 (respectively) at the relevant time.
2.	Appointment of Global and GAI to write Fronting Insurance
2.1 Each of Munich Re and National Indemnity (for itself and as agent for each member of its Group set out in Part I of Schedule 2 or Part I of Schedule 3 respectively) hereby severally appoints Global to act as agent for it or such member of its Group as is set out in Part I of Schedule 2 or Part I of Schedule 3 in the relevant jurisdiction indicated in those Schedules (which appointment Global hereby accepts and acknowledges):
(a)	to underwrite and/or bind and/or effect Fronting Insurance Contracts in the name of each of such persons in accordance with the terms of this Agreement; and

(b)	to administer the Fronting Insurance Contracts and any reinsurance of them including (without limitation) providing those services specified in paragraphs 1.2 and 2 of Schedule 3 of the Pool Members’ Agreement in relation to the Fronting Insurance Contracts
2.2 The Agent in performing its services under this Agreement shall act as agent (and describe itself as acting as agent) for Munich Re or the relevant member of its Group when acting pursuant to its appointment by Munich Re or a member of its Group or National Indemnity or the relevant member of its Group when acting pursuant to its appointment by National Indemnity or a member of its Group.
2.3 The appointment by each of Munich Re and National Indemnity and the relevant members of their Groups of Global to act as its agent to underwrite and/or bind and/or effect Fronting Insurance Contracts in the name of Munich Re or National Indemnity or the relevant member of its Group is limited to the negotiation and/or underwriting and/or binding and/or effecting of Fronting Insurance Contracts:
(a)	in those countries set out against such person’s name in Part I of Schedule 2 or Part I of Schedule 3;

(b)	in respect of the percentage set out against such person’s name in Part I of Schedule 2 or Part I of Schedule 3 of Converium’s Respective Proportion of the Relevant Risk;

(c)	which are bound and/or effected prior to the expiration of the Period;

(d)	which incept in the Period (provided that where a policy relating to a Relevant Risk was written prior to the Period and is cancelled but re-written on the same terms save for the fact that Converium is replaced as an underwriter by Munich Re and National Indemnity for the Period, such policy shall be deemed to incept in the Period);

(e)	the period of which does not, in any case, exceed 12 months plus odd time not exceeding 15 months in all;

(f)	the terms of which, where written on a risks attaching basis, do not allow for any risks to attach where the period of such risks exceeds 12 months plus odd time not exceeding 15 months in all;

(g)	which are in respect of Relevant Risks; and

(h)	which are within the scope of the insurance and reinsurance contracts the Agents are authorised to write under the Pool Members’ Agreement.
2.4 Global shall not have any entitlement whatsoever to remuneration from Munich Re, National Indemnity or the members of their Groups and none of Munich Re, National Indemnity or the members of their Groups shall have any obligation whatsoever to remunerate the Agents in respect of the assumption and performance of the Agents’ obligations under this Agreement.
2.5 Either Agent may (subject to prior notification of Converium, Munich Re and National Indemnity) appoint a wholly-owned subsidiary of Global, which has been appointed pursuant to Clause 10 of the Pool Members’ Agreement, for the purposes of providing all or some of the services under this Agreement in relation to such part of the Business as the board of directors of the relevant Agent may determine and shall give prior notice of such appointment to each of Converium, Munich Re and National Indemnity. Such subsidiary shall, as soon as reasonably practicable, become a party to this Agreement by executing a Deed of Adherence in the form (or substantially in the form) set out in Annexure 1.
2.6 The appointment by Munich Re, National Indemnity or the relevant member of their Group of the relevant Agent as its agent under Clause 2.1 shall be extended to the subsidiary, as if references to Global were references to such subsidiary, in each case in relation only to such services and/or to such parts of the Business as is determined by the board of directors of the relevant Agent.
2.7 Any appointment of a subsidiary under Clause 2.5 shall terminate upon such subsidiary ceasing to be a wholly-owned subsidiary of Global.
2A.	Extension of National Indemnity and Munich Re Fronting Lines

2A.1 Munich Re’s Respective Proportion of Specified Risks written in the jurisdictions set out in Part II if any of Schedule 2 is fronted by the company set out opposite such jurisdiction in Part II if any of Schedule 2 (together the MR Fronters). Munich Re agrees to use its reasonable endeavours to amend its agreements with the MR Fronters so that each MR Fronter also writes fifty per cent (50%) of Converium’s Respective Proportion of Specified Risks in the jurisdiction set out opposite it in Part II if any of Schedule 2 (the MR Converium Risks), which shall then be 100% quota share reinsured by Munich Re.
2A.2 Converium agrees that to the extent MR Converium Risks are written by the MR Fronters on terms previously agreed with Converium in writing and provided that Munich Re and each member of its Group pays to Converium all amounts received by it from the MR Fronters in relation to them fronting Converium Risks it will:
(a) pay overriding commissions previously notified to and agreed by Converium in writing due to the MR Fronters in respect of the Converium Risks;
(b) provide any security previously notified to and agreed by Converium in writing required by the MR Fronters in relation to the Converium Risks (which security shall be provided from the MR Fund pro rata to the applicable exposure); and
(c) reinsure Munich Re’s reinsurance of the MR Converium Risks on an equivalent basis to that set out in Clause 3.
2A.3 Converium shall pay Munich Re commission (the MR Fronted Commission) for reinsuring the Converium Risks on the basis set out in Clauses 2A.4 to 2A.6.
2A.4 The amount of MR Fronted Commission payable by Converium shall be calculated by reference to the total gross premium income written by the Agents in the period in question in respect of each MR Converium Risk after deduction of (i) any original commission or taxes on premiums payable thereunder but before the deduction of amounts, if any, payable to the Agents under the terms of the Pool Members’ Agreement and (ii) any premiums payable by the Agents for reinsurance in relation to the Pool (such amount being referred to as the MR Relevant Net Premium Income).
2A.5 The amount of MR Fronted Commission payable by Converium to Munich Re shall be calculated by multiplying the MR Relevant Net Premium Income attributable to MR Converium Risks covered by policies written by MR Fronters by 1 per cent. (or by such percentage as may be agreed from time to time between Munich Re and Converium in writing).
2A.6 The amount of MR Fronted Commission attributable to any calendar quarter shall be due and payable on (i) the last business day of the immediately following calendar quarter, or (ii) the date on which a cash distribution is paid by the Agents to Converium under the Pool Members’ Agreement with respect to business written in such calendar quarter, whichever is earlier and shall be deducted by Munich Re from the MR Fund on that date.

2A.7 National Indemnity’s Respective Proportion of Specified Risks written in the jurisdictions set out in Part II if any of Schedule 3 is fronted by the company set out opposite such jurisdiction in Part II if any of Schedule 3 (together the NIC Fronters). National Indemnity agrees to use its reasonable endeavours to amend its agreements with the NIC Fronters so that each NIC Fronter also writes fifty per cent (50%) of Converium’s Respective Proportion of Specified Risks in the jurisdiction set out opposite it in Part II if any of Schedule 3 (the NIC Converium Risks), which shall then be reinsured by National Indemnity.
2A.8 Converium agrees that to the extent the NIC Converium Risks are written by the NIC Fronters on terms previously agreed with Converium in writing and provided that National Indemnity and each member of its Group pays to Converium all amounts received by it from the NIC Fronters in relation to them fronting NIC Converium Risks it will:
(a) pay overriding commissions previously notified to and agreed by Converium in writing due to the NIC Fronters in respect of the NIC Converium Risks;
(b) provide any security previously notified to and agreed by Converium in writing required by the NIC Fronters in relation to the NIC Converium Risks (which security shall be provided from the NIC Fund pro rata to the applicable exposure); and
(c) reinsure National Indemnity’s reinsurance of the NIC Converium Risks on an equivalent basis to that set out in Clause 3.
2A.9 Converium shall pay National Indemnity commission (the NIC Fronted Commission) for reinsuring the NIC Converium Risks on the basis set out in Clauses 2A.10 to 2A.12.
2A.10 The amount of NIC Fronted Commission payable by Converium shall be calculated by reference to the total gross premium income written by the Agents in the period in question in respect of each NIC Converium Risk after deduction of (i) any original commission or taxes on premiums payable thereunder but before the deduction of amounts, if any, payable to the Agents under the terms of the Pool Members’ Agreement and (ii) any premiums payable by the Agents for reinsurance in relation to the Pool (such amount being referred to as the NIC Relevant Net Premium Income).
2A.11 The amount of NIC Fronted Commission payable by Converium to National Indemnity shall be calculated by multiplying the NIC Relevant Net Premium Income attributable to NIC Converium Risks covered by policies written by NIC Fronters by 1 per cent. (or by such percentage as may be agreed from time to time between National Indemnity and Converium in writing).
2A.12 The amount of NIC Fronted Commission attributable to any calendar quarter shall be due and payable on (i) the last business day of the immediately following calendar quarter, or (ii) the date on which a cash distribution is paid by the Agents to Converium under the Pool Members’ Agreement with respect to business written in such calendar quarter, whichever is earlier and shall be deducted by National Indemnity from the NICO Fund on that date.
3.	Converium’s Reinsurance and Indemnity Obligations
3.1 Immediately upon, and with effect from, the acceptance and/or binding of a Reinsured Risk by the Agents (or either of them), Munich Re or the relevant member of its Group and National Indemnity or the relevant member of its Group shall cede to Converium and Converium agrees to accept by way of reinsurance the quota share percentage set out against such person’s name in Part I of Schedule 2 or Part I of Schedule 3 of Converium’s Respective Proportion of the Relevant Risk (the total amount ceded pursuant to this Clause 3.1 shall be the Reinsurance and the amount ceded in relation to a particular Reinsured Risk by a particular entity shall be the Reinsurance relating to that Reinsured Risk). Such cession and acceptance shall be effected immediately and automatically on, and with effect from, the acceptance and/or binding of the Reinsured Risk in question.
3.2 In consideration of Munich Re and National Indemnity agreeing to enter into this Agreement, Converium agrees to reinsure and indemnify Munich Re, National Indemnity or the relevant member of its Group, without limit in time or amount, in respect of the Ultimate Net Loss of Munich Re, National Indemnity or the relevant member of its Group in respect of, or relating to, each Reinsured Risk in respect of which a Fronting Insurance Contract is written in such person’s name. This Agreement shall only apply to the portion of a risk reflecting Converium’s participation in the Pool Members’ Agreement and in respect of Munich Re, National Indemnity and each member of such person’s Group shall only apply to the portion of such risk actually fronted by such person.
3.3 The term Ultimate Net Loss, as used herein, shall mean all amounts paid or agreed to be paid (including by way of set-off, release or any other form of consideration) by Munich Re, National Indemnity or the relevant member of such person’s Group listed in Part I of Schedule 2 or Part I of Schedule 3 (or the Agent(s) on behalf of Munich Re, National Indemnity or the relevant member of such person’s Group listed in Part I of Schedule 2 or Part I of Schedule 3) in respect of or in relation to Claims and/or Claims-Related Extra Contractual Obligations relating, in any way, to a Reinsured Risk (or any or all Reinsured Risks) and shall include, without limit, all adjustment expenses arising from the evaluation, assessment, investigation and/or settlement of claims other than the salaries of employees and office expenses of Munich Re or any member of its Group (in the case of Ultimate Net Losses relating to Munich Re or any member of its Group) or National Indemnity or any member of its Group (in the case of Ultimate Net Losses relating to National Indemnity or any member of its Group) provided that Converium shall be entitled to all amounts physically received by way of recoveries/salvages. It is further understood and agreed that:
(a)	any of Munich Re, National Indemnity or the relevant member of such person’s Group listed in Part I of Schedule 2 or Part I of Schedule 3 shall be entitled to recover any part of its Ultimate Net

Loss once that has been ascertained without having to wait until its total Ultimate Net Loss has been ascertained; and

(b)	for the avoidance of doubt, notwithstanding any other provision of this Agreement, it is understood and agreed that neither Munich Re, National Indemnity nor the relevant member of such person’s Group listed in Part I of Schedule 2 or Part I of Schedule 3 shall be required to actually pay (in the sense of making a physical disbursement of money or monies worth) any amounts in respect of which indemnity is claimed in order to trigger Converium’s indemnity obligations hereunder.
3.4 If the terms of any reinsurance taken out by the Agents for the benefit of Munich Re, National Indemnity or a member of such person’s Group in relation to the Pool (a Pool Reinsurance) cover part or all of any Relevant Risk, the Reinsurance provided for in this Clause 3 shall not extend to such part of that Relevant Risk provided that to the extent the Agents are not able to recover under the Pool Reinsurance the Ultimate Net Loss in respect of such Relevant Risk for any reason other than as a result of a negligent or fraudulent act by Munich Re, National Indemnity or a member of such person’s Group (provided that for the avoidance of doubt a negligent or fraudulent act by the Agent or any person appointed by the Agent to act as agent of Munich Re or National Indemnity shall not be deemed a negligent or fraudulent act by Munich Re, National Indemnity or a member of such person’s Group for the purposes of this clause unless the Agent was instructed to undertake such act by Munich Re or National Indemnity or a member of such person’s Group (other than by instruction approved by Converium), Converium shall reinsure such Ultimate Net Loss pursuant to this Clause 3.
3.5 The Agents, Munich Re and National Indemnity shall (and shall procure that each relevant member of such person’s Group shall) take such reasonable action as is necessary to allow the Agents to make a successful claim under any relevant Pool Reinsurance.
3.6 Converium shall, in all respects, follow the fortunes of Munich Re or National Indemnity or the member of such person’s group in whose name the relevant Fronting Insurance Contract is written in relation to all matters falling within the scope of the Reinsurance and the Reinsurance shall be construed in such a way as to give effect to the parties’ intention that, to the greatest extent permissible by law:
(a)	Munich Re, National Indemnity and the members of their Groups should retain no economic interest in the Reinsured Risks after the application of this Reinsurance; and

(b)	the economic fortunes of Converium in relation to the Reinsured Risks should exactly mirror those of Munich Re or National Indemnity or the member of such person’s Group in whose name the relevant Fronting Insurance Contract is written.

3.7 Accordingly, and without prejudice to the generality of Clause 3.6, Converium shall be unconditionally bound to follow all settlements, compromises, commutations, policy buy-backs or other agreements of any nature whatsoever entered into, or agreed, on behalf of Munich Re, National Indemnity or the members of their Groups by the Agents in relation to the Fronting Insurance Contracts including any and all ex gratia payments without regard to the question of whether Munich Re, National Indemnity or the members of their Groups had any liability whatsoever (whether arguable or otherwise) in respect of such settlements, compromises, etc.
3.8 The parties acknowledge and agree that the obligations of Converium to indemnify:
(a)	Munich Re or a member of its Group in whose name the relevant Fronting Insurance Contract is written under this Agreement shall not in any way be affected by any actual or alleged breaches by the Agents or National Indemnity of the terms of this Agreement, the Pool Members’ Agreement or of any duties (whether in contract tort or equity) owed by the Agents or National Indemnity to Converium or Munich Re or the members of their Groups.

(b)	National Indemnity or a member of its Group in whose name the relevant Fronting Insurance Contract is written under this Agreement shall not in any way be affected by any actual or alleged breaches by the Agents or Munich Re of the terms of this Agreement, the Pool Members’ Agreement or of any duties (whether in contract tort or equity) owed by the Agents or Munich Re to Converium or National Indemnity or the members of their Groups.
4.	Duties & Waivers
4.1 Converium acknowledges and agrees that this Agreement is being entered into by the parties solely as a Fronting Arrangement for the purposes of the Pool Members’ Agreement in order to facilitate the participation by Converium in the underwriting of risks pursuant to the Pool Members’ Agreement and that Converium would in any event have participated directly in such risks pursuant to the terms of the Pool Members’ Agreement. Accordingly, subject to Clause 4.3, Converium agrees:
(a)	that it has been afforded the opportunity to conduct its own investigations and due diligence in relation to all matters relevant and/or material to this Agreement and the Pool Members’ Agreement (including the Reinsurance and the Reinsured Risks);

(b)	that neither Munich Re, National Indemnity nor the member of such person’s Group in whose name a Fronting Insurance Contract is written nor its agents nor any person acting on its behalf assumes, shall accept, and owe, any duty of care, whether in contract or in tort, nor fiduciary duties to Converium in relation to any matters falling within the scope of this Agreement or the Reinsurance and none of Munich Re, National Indemnity or the member of such person’s Group in whose name a Fronting Insurance Contract is written shall accept, or have, any vicarious liability for any acts or omissions of the Agents in relation thereto;

(c)	to waive any duty of disclosure on the part of Munich Re, National Indemnity or any member of such person’s Group in whose name a relevant Fronting Insurance Contract is written and/or its agents and/or any other person acting on behalf of Munich Re, National Indemnity or the member of such person’s Group in whose name the relevant Fronting Insurance Contract is written in relation to the Reinsurance and/or the subject-matter of this Agreement (including, but not limited to, each and every Reinsured Risk and/or the cession thereof);

(d)	to acknowledge and accept the validity of each Fronting Insurance Contract underwritten by an Agent on behalf of Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 for the benefit of Converium pursuant to (or in purported pursuance of) this Agreement;

(e)	to waive and/or otherwise exclude any right (or remedy) that it might have, whether now or in the future, to seek or otherwise claim damages in respect of, or to avoid, rescind or otherwise challenge the validity of any Fronting Insurance Contract and/or the Reinsurance and/or the cession of, any Reinsured Risk on any grounds including:
(i)	misrepresentation and/or non-disclosure of material facts (whether innocent, or negligent); and/or

(ii)	any breach (or alleged breach) of any duty of utmost good faith by Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 (or any person acting on behalf of Munich Re, National Indemnity or the members of their Groups set out in Schedule 2 or Schedule 3); and
(f)	save to the extent otherwise provided for in this Agreement, Converium shall indemnify and keep indemnified Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 in respect of any claim, loss or liability of any kind (including without limitation any liability to the Agents (or either of them) under the Pool Members’ Agreement) in respect of or in connection with the conduct (or purported conduct) of the Business.

4.2 Unless the contrary is expressly stated, no terms of this Agreement and/or Reinsurance which are expressed to be warranties (or which might be otherwise have been construed as warranties but for this Clause 4.2) shall take effect as warranties within the meaning of the Marine Insurance Act 1906 (which for the purposes of information only provides, in general circumstances, for the discharge of liability should a warranty be breached) but shall, instead, be construed and take effect as innominate terms.
4.3 For the avoidance of doubt, however, nothing in this Clause 4 is intended to affect and/or waive and/or otherwise exclude any rights or remedies which Converium might have, whether now or in the future, arising out of, or relating to, fraud on the part of any of Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 themselves (as opposed to fraud of the Agents, or either of them, on behalf of Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3), provided that the parties agree that no fraud on the part of:
(a)	National Indemnity or a member of its Group shall impact the obligations of Converium to Munich Re or a member of its Group; and

(b)	Munich Re or a member of its Group shall impact the obligations of Converium to National Indemnity.
5.	Premiums and Pool Payments
5.1 Subject to Clause 6, each of Munich Re and National Indemnity agrees for itself and as agent for each member of its Group set out in Part I of Schedule 2 and Part I of Schedule 3 respectively that Converium shall be entitled to all amounts actually received by the Agents (or either of them) in respect of premiums payable under the terms and conditions of the Reinsured Risks including, for the avoidance of doubt, any and all adjustment and/or reinstatement premiums but after the deduction of any commissions or brokerage or other deductions payable or to be deducted therefrom (Premiums) provided that all amounts payable to Converium pursuant to Clause 7 of the Pool Members’ Agreement less all amounts payable by Converium under Clause 7.5 of the Pool Members’ Agreement (and less all amounts due to National Indemnity or Munich Re, respectively, under Clause 6 as Overriding Commission) shall be paid:
(a)	as to fifty per cent directly to National Indemnity (or such member of its Group listed in Part I of Schedule 3 as National Indemnity shall advise Converium and the Agents) in relation to Reinsurance Risks covered by Fronting Insurance Contracts written in the name of National Indemnity or any member of its Group set out in Part I of Schedule 3 to be held as set out in Clause 14.2.
5.2 The Agents shall hold such proportion of the Premiums that is equivalent to any Overriding Commission payable (or potentially payable) by Converium to:

(a)	Munich Re or any member of its Group and shall pay such amount to Munich Re in accordance with Clause 6 and shall only pay to Converium the remaining amount;

(b)	National Indemnity or any member of its Group and shall pay such amount to National Indemnity (or such member of its Group listed in Part I of Schedule 3 as National Indemnity shall advise Converium and the Agents in writing prior to such payment being made) in accordance with Clause 6 and shall only pay the remaining amount as specified in Clause 5.1(a).
5.3 All amounts payable by Converium to the Agents pursuant to Clause 7 of the Pool Members’ Agreement shall, except in the case where the MR Fund contains sufficient monies, when the amounts shall be paid as to fifty per cent from the MR Fund, be paid by Converium as to fifty per cent directly to the Agents and as to fifty per cent from the NIC Fund, provided that National Indemnity shall not be obligated to make any payment described in Clauses 14.17(b) or (c) which would cause the NIC Fund to be reduced below $ 12,900,000.00 (or, if lower and Clause 14.8 applies, the amount required to be held in the NIC Fund pursuant to Clause 14.8). Any shortfall in amounts payable by Converium to the Agents pursuant to Clause 7 of the Pool Members’ Agreement by reason of either of the foregoing provisos shall be paid by Converium.
6.	Overriding Commission
6.1 In consideration of Munich Re and the members of its Group set out in Part I of Schedule 2 agreeing to front for Converium in respect of the Reinsured Risks, Converium agrees to pay commission to Munich Re for itself and as agent for such member of its Group (Munich Re Overriding Commission) in respect of each Reinsured Risk covered by Fronting Insurance Contracts written by such persons.
6.2 In consideration of National Indemnity and the members of its Group set out in Part I of Schedule 3 agreeing to front for Converium in respect of the Reinsured Risks, Converium agrees to pay commission to National Indemnity (or such member of National Indemnity’s Group listed in Part I of Schedule 3 as National Indemnity shall advise Converium and the Agents) for itself and as agent for such members of its Group (NIC Overriding Commission and together with Munich Re Overriding Commission, Overriding Commission) in respect of each Reinsured Risk covered by Fronting Insurance Contracts written by such persons.
6.3 Subject always to Clause 6.4, the relevant Agent shall calculate the amount of Overriding Commission payable in respect of all Premiums written in respect of the relevant Reinsured Risks and shall:
(a)	deduct and withhold such amounts from the Premiums payable as set out in Clause 5.1; and

(b)	account for, and pay, such amounts to Munich Re or National Indemnity (or such member of its Group listed in Part I of Schedule 3 as National Indemnity shall advise Converium and the Agents in writing prior to such payment being made) in accordance with Schedule 1.
6.4 Converium’s obligation to pay Overriding Commission to Munich Re or National Indemnity shall be discharged only by the actual receipt by Munich Re or National Indemnity (or such member of National Indemnity’s Group listed in Part I of Schedule 3 as National Indemnity shall advise Converium and the Agents) of the amounts due and not by the deduction or withholding by the Agents (or any of them) of amounts calculated to be due in respect of Overriding Commission provided that such payment obligation shall be discharged to the extent that the Overriding Commission (or part thereof) payable to Munich Re or National Indemnity is set-off against monies due and payable by Munich Re or National Indemnity to the relevant Agent in connection with the Pool. The receipt of Overriding Commission by Munich Re or National Indemnity in respect of Fronting Insurance Contracts written by members of such person’s Group shall discharge Converium’s obligations in respect thereof and Converium shall not be concerned as to the application of such amounts.
7.	Claims
7.1 The Agents shall manage and perform the administration of the Reinsured Risks and the negotiation and settlement of Claims thereunder and, in doing so, shall act as agent of Munich Re, National Indemnity (and the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3) and Converium.
7.2 Without prejudice to the generality of Clause 7.1, all decisions made by the Agents in relation to the administration of the Reinsured Risks and the negotiation and/or settlement of Claims thereunder shall be made as agents for Munich Re, National Indemnity (and the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3) and Converium and shall be deemed to be in the knowledge of all of them (to the greatest extent permitted or allowable by law).
7.3 As between Converium and any of Munich Re, National Indemnity and the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3, Munich Re, National Indemnity and the members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 shall have no obligation to provide or disburse funds in respect of any obligations arising under or in relation to Reinsured Risks. Such funds shall be provided by Converium and, accordingly, Converium shall ensure that, at all times, sufficient funds are provided to the Agents to enable all obligations under or in relation to each Reinsured Risk to be met as and when they fall due.
7.4 Any and all funds provided by Converium pursuant to Clause 7.3 shall, until physically disbursed to the relevant insured or reinsured under the relevant Reinsured Risk or claimant against such insured, be held by the Agents as agent for Converium and payment of such funds by Converium to the Agents shall not constitute a discharge of, or operate to discharge, the obligations of Converium to Munich Re, National Indemnity or any members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 under the terms of the Reinsurance, which obligations shall be discharged only by (and to the extent of):
(a)	physical disbursements of relevant amounts to insureds and/or reinsureds under the Reinsured Risks or claimant against such insured; and/or

(b)	physical disbursement to Munich Re, National Indemnity or any members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3 of amounts due under the Reinsurance to Munich Re, National Indemnity or any members of their Groups set out in Part I of Schedule 2 and Part I of Schedule 3.
8.	Accounts and Information
8.1 Each Agent agrees to provide accounting and other information to Munich Re, National Indemnity or Converium in the form and in the manner that may be reasonably required by Munich Re, National Indemnity or Converium from time to time by giving notice as provided for in Clause 03.
8.2 Each of the Agents shall keep, in such forms as may be agreed from time to time with (a) Munich Re and Converium in relation to Relevant Risks for which Munich Re or a member of its Group provides Fronting Insurance Contracts or (b) National Indemnity and Converium in relation to Relevant Risks for which National Indemnity or a member of its Group provides Fronting Insurance Contracts, books, records, underwriting statistics and accounts of all transactions under this Agreement.
8.3 Munich Re, National Indemnity or Converium may, subject to any confidentiality obligations of either Agent, at all reasonable times and on reasonable notice appoint its officers, employees agents, or auditors to inspect, examine and verify at the offices of either Agent (and to take copies of such books and records) all such accounts, records, books, vouchers, correspondence and papers relating to any of the functions performed by the relevant Agent under this Agreement insofar as they relate to the affairs of Munich Re or the members of its Group set out in Part I of Schedule 2 or National Indemnity or the members of its Group set out in Part I of Schedule 3 or Converium or a member of its Group respectively, including without limitation the application of any money belonging to them paid or received by the relevant Agent and the operation of bank accounts of such persons by the relevant Agent pursuant to this Agreement, and each of the Agents shall whenever reasonably required at any time during normal business hours give such officers, employees, servants or agents access to its offices for such purposes.
8.4 Each of National Indemnity and Munich Re undertakes to agree to supply, to the extent permissible under any applicable law or regulatory requirements, such information as either Agent shall reasonably request from time to time in order to facilitate the management of the Business or the arrangements referred to in Clause 2A (but shall not be obliged to provide any information relating to any business of each of National Indemnity and Munich Re or any member of its Group to the extent it does not relate to the Business or the arrangements referred to in Clause 2A).
9.	Relationship between the Parties
9.1 Nothing in this Agreement shall create or constitute a partnership between the parties hereto or any of them nor, save as expressly provided herein, constitute any one the agent of another and no party shall do or suffer anything to be done whereby it shall or may be represented that it is the partner or agent of any other party hereto (save as aforesaid) unless such party is appointed partner or agent of another party subject to the consent in writing of every other party to this Agreement.
9.2 The relationship between the parties to this Agreement is as described in this Agreement. Neither that relationship nor the services to be provided by Global nor any other matter shall give rise to any fiduciary or equitable obligations which would hinder Global from acting as contemplated under the terms of this Agreement.
10.	Termination
10.1 For the purposes of this Clause 10, a Trigger Event shall be deemed to have occurred in relation to a party if:
(a)	it ceases to be duly authorised (or has any suspension, restriction or other limitation imposed in respect of its authority, licence, approval or permission) in respect of Specified Risks in the jurisdiction in which it is incorporated or has its principal place of business (home jurisdiction);

(b)	it goes into liquidation whether compulsorily or voluntarily (otherwise than a voluntary and solvent liquidation for the purpose of reconstruction or amalgamation pursuant to a scheme previously agreed between the parties);

(c)	it enters into any composition with its creditors generally or suffers any similar action in consequence of default by it in its obligations in respect of any indebtedness for borrowed moneys;

(d)	an administration order shall be made in respect of such party;

(e)	it stops or threatens to stop payment or ceases or threatens to cease to carry on its business (otherwise than in connection with or in pursuance of a winding-up for the purpose of a reconstruction or amalgamation pursuant to a scheme previously agreed between the parties) or is deemed for the purpose of Section 123 of the Insolvency Act 1986 to be unable to pay its debts;

(f)	it has an administrative receiver or other receiver or other similar official appointed over all (or substantially all) of its undertaking and assets;

(g)	it suffers any action similar to any of the events described in Clauses 10.1(a) to (f) under the laws of any competent jurisdiction;

(h)	it has its financial strength rating downgraded below BBB+ (or in the case of Converium BBB) by Standard & Poor’s Rating Service (S&P) or if such rating is not available, below such comparable rating as may be reasonably agreed between the parties, or it requests or agrees that S&P should cease to rate it;

(i)	Converium is subject to a change of control as defined in Clause 15.2 (f) of the Pool Members’ Agreement.
10.2 In the event that a Trigger Event occurs in relation to any of Munich Re or a member of its Group set out in Part I of Schedule 2 or National Indemnity or a member of its Group set out in Part I of Schedule 3, the Agents or either of them may suspend entirely with immediate effect the appointment by the relevant person (the defaulter) pursuant to Clause 2.1(a), in which case the parties shall seek to agree a basis upon which such suspension might be lifted and the appointment reinstated. From the time of any such suspension until the time such agreement is reached, Clause 10.3 shall apply.
10.3 If this Clause 10.3 applies (by reason of Clause 10.2 or 10.7), neither of the Agents shall (nor shall they have any authority to):
(a)	accept Fronting Insurance Contracts in the name of the defaulter or the person invoking this Clause 10.3 pursuant to Clause 10.7 (as appropriate);

(b)	provide quotations or enter into (or continue) any negotiations relating to the possible acceptance of, Fronting Insurance Contracts in the name of the defaulter or the person invoking this Clause 10.3 pursuant to Clause 10.7 (as appropriate); or

(c)	agree any amendments to the terms of or otherwise agree any endorsements to any Fronting Insurance Contract which would, or would be reasonably likely to, increase materially the gross exposure of the defaulter under the Fronting Insurance Contract in question.
10.4 In the event that any of Munich Re, National Indemnity or a member of such person’s Group set out in Part I of Schedule 2 or Part I of Schedule 3 ceases to be duly authorised (or has any suspension, restriction or other limitation imposed in respect of its authority, licence, approval or permission) in respect of any Relevant Risk in a jurisdiction set out against such person’s name in Part I of Schedule 2 or Part I of Schedule 3 (an Applicable Territory) in circumstances where Clause 10.1(a) does not apply to such person (a Non-Authorisation Event), then the appointment by such person (the non-authorised person) pursuant to Clause 2.1(a) in relation to any relevant Applicable Territory shall be suspended with immediate effect, in which case the parties shall seek to agree the basis upon which such suspension might be lifted and the relevant part of the appointment reinstated. From the time of any such suspension until the time such agreement is reached, Clause 10.6 shall apply.
10.5 If Clause 10.4 applies, as an alternative to suspension pursuant to Clause 10.4, Munich Re or National Indemnity shall have the right to appoint an alternate member of its respective Group meeting the requirements of the Pool Members’ Agreement to replace a non-authorized person by notice to Converium and Agents. If Munich Re or National Indemnity appoint an alternative pursuant to this Clause 10.5, Munich Re or National Indemnity shall procure that the alternative member of its Group shall enter into an agreement by which it agrees to be bound by this Agreement as if it were the entity it replaces.
10.6 If this Clause 10.6 applies (by reason of Clause 10.4), neither of the Agents shall (nor shall they have any authority to):
(a)	accept Fronting Insurance Contracts in the name of the non-authorised person in or relating to the Applicable Territory in question;

(b)	provide quotations for, or enter into (or continue) any negotiations relating to the possible acceptance of, Fronting Insurance Contracts in the name of the non-authorised person relating to the Applicable Territory in question; or

(c)	agree any amendments to the terms of or otherwise agree any endorsements to any Fronting Insurance Contract in the name of the non-authorised person previously written (and which relates to the Applicable Territory in question) which would, or would be reasonably likely to, increase materially the gross exposure of the non-authorised person under the Fronting Insurance Contract in question.
10.7 In the event that:
(a)	Converium ceases lawfully to be able to reinsure any Fronting Insurance Contracts;

(b)	Converium’s participation in the arrangements established by the Pool Members’ Agreement is terminated; or

(c)	a Trigger Event occurs in relation to Converium,
then any person making an appointment pursuant to Clause 2.1(a) shall be able to suspend all appointments or, Converium or either Agent shall be entitled, by written notice to the other parties, to suspend all appointments pursuant to Clause 2.1(a) in which case the parties shall seek to agree the basis upon which such suspension might be lifted and the relevant part of the appointment reinstated. From the time of any such suspension until the time such agreement is reached, Clause 10.3 shall apply.
10.8 For the avoidance of doubt, the Agents’ administrative obligations under Clause 2.1(b) and their duties of management and administration of the Reinsured Risks and the negotiation and settlement of Claims under Clause 7 shall not cease by reason of the suspension or termination, in whole or in part, of an appointment pursuant to Clause 2.1(a) (except to the extent that continuing to perform the administrative obligations would be inconsistent with such suspension or termination or that the parties so agree).
10.9 Each party shall notify the other parties upon becoming aware of a Trigger Event in relation to any of Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 or Converium at any time.
10.10 Each of Munich Re and National Indemnity shall notify the other parties upon becoming aware that the Non-Authorisation Event under Clause 10.4 applies to it or any member of its Group set out in Part I of Schedule 2 or Part I of Schedule 3 at any time.
10.11 Converium shall notify the other parties upon becoming aware that Clause 10.7(a), (b) or (c) applies to it, at any time.
10.12 Suspension and/or termination of the appointment pursuant to Clause 2.1(a) in whatever manner shall in no way affect or limit any accrued rights which any party to this Agreement may have against the others pursuant to this Agreement or any rights expressly stated to survive termination of this Agreement.
10.13 Except to the extent that any of (a) Munich Re or (b) National Indemnity, and Converium agree otherwise (such agreement to be in writing and notified to the Agents), neither the Reinsurance, nor the obligations of any of Munich Re, National Indemnity or the members of their Groups set out in Part I of Schedule 2 or Part I of Schedule 3 or Converium, shall terminate if this Agreement or any part of it is terminated or suspended.
10.14 The appointment of the Agents (or either of them) pursuant to Clause 2.1(a) shall terminate automatically at any time when a termination of the appointment of the Agent(s) to provide services under the Pool Members’ Agreement takes effect. Neither Munich Re nor any member of its Group, National Indemnity or any member of its Group nor Converium shall be required to make any payment to the Agents (or either of them) in the event of such a termination save as provided for in the Pool Members’ Agreement.
10.15 The appointment pursuant to Clause 2.1 may not be terminated save as expressly provided for in this Agreement.

10.16 For the avoidance of doubt, the occurrence of a Trigger Event or a Non-Authorisation Event shall not constitute a breach of this Agreement and, save in the case of fraud, a person to which a Trigger Event applies shall have no liability pursuant to this Agreement, whether in damages or otherwise, arising from or in connection with any such event, apart from any loss suffered by the Agents and/or Converium (excluding indirect, special or consequential loss or loss of profit, goodwill or business opportunity) directly resulting from a failure by a person to which a Trigger Event applies to notify Global that such an event applies to it in accordance with Clause 10.8 or 10.9 (as the case may be) and the Agents continue to write insurance business on behalf of such person under this Agreement.
11.	Confidentiality
11.1 Every party hereto shall hold in confidence and shall not divulge to any other party or any third party any Confidential Information nor make any public or press announcement regarding this Agreement or matters connected herewith except as provided in Clause 11.2, 11.3, 11.4 or (as the case may be) Clause 11.5.
11.2 Notwithstanding the provisions of Clause 11.1, any party may disclose Confidential Information:
(a)	in respect of any party to any other party with the prior written consent of the first party;

(b)	with the consent of the other parties (such consent not to be unreasonably withheld or delayed);

(c)	if and to the extent required by law or for the purpose of any judicial proceedings;

(d)	if and to the extent required or permitted by this Agreement;

(e)	if and to the extent required by any securities exchange or regulatory or governmental body or tax authority to which that party or a member of its Group is subject, wherever situated;

(f)	to any member of its Group and to its officers and employees or those of such member, in any such case to the extent that such person needs to know such information in order to manage or monitor its business or in the performance of his or its duties;

(g)	to its professional advisers, auditors and bankers; or

(h)	if and to the extent the information has come into the public domain through no fault of that party.

11.3 Notwithstanding Clause 11.1:
(a)	each Agent shall, be entitled to provide extracts of this Agreement to such banks, reinsurers and brokers and other managing agents of reinsurers in the ordinary course of business as it reasonably deems necessary for the purpose of carrying out the Business;

(b)	any party may give a copy of this Agreement, or a summary of it, to any insurance company which is a member of any insurance pool constituted by the Pool Members’ Agreement but not a party hereto.
11.4 Each party shall procure that any person to whom Confidential Information is disclosed pursuant to Clauses 11.2(f) or (g) complies with the restrictions set out in this Clause 11 as if such person were a party to this Agreement.
11.5 The provisions of this Clause 11 shall remain in full force and effect notwithstanding the termination of this Agreement and each party shall remain bound by the provisions of this Clause 11 for only a period of five years following cessation by both Agents of the provision of any services to Munich Re or National Indemnity (or any member of such person’s Group) pursuant to this Agreement.
11.6 Neither Global nor GAI shall be obliged to disclose to any other party or, in making any decision or taking any action in relation to the Business or the management thereof, to take into consideration information the disclosure of which by Global or (as the case may be) by GAI to any other party would or might be a breach of duty or confidence to any other person excluding the details of any cover written and any other information which another party requires to be in compliance with applicable law.
12.	Undertakings
12.1 Global shall use all reasonable care and skill in the performance of their respective obligations under this Agreement and shall comply with all applicable laws relating thereto.
12.2 Each of Munich Re and National Indemnity severally agrees, warrants and undertakes to each of the Agents and Converium that (i) it and each member of its Group listed in Part I of Schedule 2 or Part I of Schedule 3 (respectively) has (and so long as the appointment of the relevant Agent remains in force under this Agreement shall continue to have) power to employ each of the Agents; (ii) it and each member of its Group listed in Part I of Schedule 2 or Part I of Schedule 3 (respectively) has and will have all necessary consents, powers and authorities to authorise each of the Agents to act as its agent as contemplated by this Agreement; (iii) it has all necessary consents, powers and authorities to enter into this Agreement in accordance with its terms; and (iv) it has been validly appointed by each member of its Group listed in Part I of Schedule 2 or Part I of Schedule 3 (respectively) as agent for the purposes of making the appointment on behalf of such person in Clause 2.1 and any other purpose necessary pursuant to this Agreement.
12.3 Converium agrees, warrants and undertakes to the Agent, Munich Re and National Indemnity that it has (and so long as the appointment of the Agent remains in force under the Pool Members’ Agreement shall continue to have) power to employ the Agent and has and will have all necessary consents, powers and authorities: (i) to enter into this Agreement in accordance with its terms (including, without limitation, the Reinsurance); and (ii) to authorise the Agent to act as its agent as contemplated by this Agreement.
12.4 Subject to Munich Re or National Indemnity being fully reimbursed or indemnified (under Clause 3 or otherwise) by Converium for any loss or liability it may incur, Munich Re or National Indemnity hereby undertakes to ratify (and to procure that any relevant member of its Group ratifies) every act performed or thing done by each of the Agents which shall hereafter be performed or done in exercise or purported exercise of the powers conferred or to be conferred upon the Agent by this Agreement provided only that such acts are in accordance with the terms of this Agreement and within the scope of the authority granted to the Agent hereunder.
12.5 Each of Munich Re and National Indemnity represents and warrants to the Agents and National Indemnity that those members of its Group marked * in Part I of Schedule 2 or Part I of Schedule 3 is duly authorised to write all Relevant Risks in the United Kingdom and undertakes to take all reasonable steps to ensure such authorisations are maintained during the duration of this Agreement.
12.6 Each of Munich Re and National Indemnity undertakes to notify the Agent and Converium in writing as soon as reasonably practicable of any changes as to the authorisations (whether in relation to any Applicable Territory or the United Kingdom) which it or the members of its Group listed in Part I of Schedule 2 or Part I of Schedule 3 has, or expects to obtain, from time to time.
13.	Munich Re Security
13.1 Converium shall on or before the 2nd July 2007 (or such later date as Munich Re may specify) pay to Munich Re the sum of $ 12,900,000.00 , or arrange or cause to be arranged the issue and delivery to Munich Re of a LOC in the same sum, to be held on the basis set out in Clause 13.3.
13.2 Any amounts paid or LOC’s issued and delivered pursuant to Clauses , 13.1, 13.4, 13.6 or 13.9 (or because of the definition of Incurred Position) shall be paid to the account of Munich Re notified to Converium in writing by Munich Re from time to time.
13.3 The amounts held pursuant to Clause 13.2 shall be known as the MR Fund. Such amounts shall be held by Munich Re as trustee for Converium provided that Munich Re shall be entitled to make payments from such account and /or LOC(s), as the case may be, in order to pay amounts which are due:

(a)	or claimed to be due under Reinsured Risks in respect of which Fronting Insurance Contracts have been written by it or members of its Group;

(b)	to it or members of its Group from Converium under the terms of the Reinsurance;

(c)	to it or members of its Group from Converium in respect of Overriding Commission; and/or

(d)	pursuant to Clause 2A.
13.4 At any time prior to 31 December 2010 that the MR Fund (together with the amount of any claims paid by the Agents or Munich Re in relation to the Reinsured Risks) is less than the fifty per cent (50%) of the Incurred Position, within ten Business Days of receiving notice from Munich Re or the Agents (or, if later, the date on which the Incurred Position is determined in accordance with Schedule 6), Converium shall pay to Munich Re such additional amount, or arrange or cause to be arranged the issue and delivery to Munich Re of a LOC in such amount, or increase or cause to be increased any existing LOC in the MR Fund by such additional amount as shall be required for the MR Fund to equal fifty per cent (50%) of the Incurred Position.
13.5 Munich Re shall pay to Converium within ten Business Days of 31 March 2011 (or, if later, the date on which the profit is determined in accordance with Schedule 4), the profit arising on any Fronting Insurance Contracts written by Munich Re or any member of its Group calculated on the basis set out in Clause 13.12, or allow any LOC or LOC’s that has or have been issued and delivered to Munich Re in accordance with Clauses, 13.1, 13.4, 13.6 or 13.9 (or because of the definition of Incurred Position) to be reduced, in the aggregate, by an amount equivalent to such profit. Nothing in this Clause 13.5 shall be construed to require Munich Re to pay any amount or reduce the LOC’s delivered to Munich Re in accordance with and pursuant to Converium’s obligations under this Agreement that would cause the MR Fund to be less than the greater of (a) and (b) below:
(a)	the sum of:
(i)	100 per cent. of outstanding claims reserves, including reserves for claims incurred but not reported, maintained by Munich Re or the relevant member of its Group in accordance with applicable law or regulation in respect of relevant Reinsured Risks written in the name of such person (the MR Reserves); plus

(ii)	the greater of:
(A)	$12,900,000.00 ; and

(B)	20% of the MR Reserves; or

(b)	the minimum amount which is required to allow Munich Re or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled.
The greater of (a) or (b) above shall be referred to as the Post Profit Incurred Position.
13.6 At any time after 31 December 2010 but prior to 31 December 2014 that the MR Fund is less than the Post Profit Incurred Position, within ten Business Days of receiving notice from Munich Re or Agents (or, if later, the date on which the Post Profit Incurred Position is determined in accordance with Schedule 6), Converium shall pay to Munich Re such additional amount as shall be required for the MR Fund to equal the Post Profit Incurred Position.
13.7 Munich Re shall pay to Converium, or allow any LOC or LOC’s that has or have been issued and delivered to Munich Re in accordance with clauses, 13.1, 13.4, 13.6 or 13.9 (or because of the definition of Incurred Position) to be reduced, in the aggregate, by an equivalent amount, within ten Business Days of 31 March 2015 (or, if later, within ten Business Days of the date on which the MR Reserves are determined in accordance with Schedule 6 for that date), the amount required to reduce the MR Fund to the greater of:
(a)	the MR Reserves; or
(b) the minimum amount which is required to allow Munich Re or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled.
13.8 At any time after 31 March 2015 that the MR Fund is less than the greater of:
(a)	the MR Reserves; or

(b)	the minimum amount required to allow Munich Re or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled,
Munich Re may serve a Letter of Credit Notice which shall state the amount of additional security required to increase the MR Fund to the greater of (a) and (b) above.
13.9 Within ten Business Days of receipt of notice pursuant to Clause 13.8 (or, if later, the date on which the MR Reserves are determined in accordance with Schedule 6), Converium may either:

(a)	arrange or cause to be arranged the issue and delivery to Munich Re of a Letter of Credit in the amount set out in the Letter of Credit Notice for the benefit of Munich Re; or

(b)	deposit the required additional funds in the MR Fund.
If Converium elects to provide a Letter of Credit in response to the Letter of Credit Notice, Converium shall, if practicable and if agreed by Munich Re, be entitled to provide the necessary security by increasing, or causing to be increased, the amount of any existing Letter of Credit by the amount of the Letter of Credit Notice rather than by issuing and delivering, or causing to be issued and delivered, a new Letter of Credit). For the avoidance of doubt, nothing in this Clause shall be construed as limiting the number of Letter of Credit Notices that may be served from time to time by Munich Re.
13.10 Within ten Business Days of the end of each quarter following 31 December 2014, Munich Re shall pay to Converium the amount, if any, by which the MR Fund exceeds the greater of:
(a)	the MR Reserves; and

(b)	the amount required to allow Munich Re or such member of its Group to receive credit for the Reinsurance of the fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled.
13.11 In applying Clauses 13.8, 13.9 and 13.10, all currencies shall be converted to US$ at the relevant exchange rate used by (or to be used by) the Agents for the purpose of the audited accounts produced for the Pool for the year most recently ended. Clauses 13.4 through 13.10 may be terminated by the agreement Munich Re and Converium without the consent of the other parties.
13.12 Global shall, by no later than 31 March 2011 deliver to Munich Re and Converium its calculation of the profit attributable to the Fronting Insurance Contracts written by Munich Re and the members of its Group calculated on a basis consistent with that used for the purposes of the audited accounts produced for the Pool in the year ended on 31 December 2010 (the MR Statement). The MR Statement shall be accompanied by sufficient information to allow Munich Re and Converium to understand how the profit set out in the MR Statement has been calculated and the basis upon which it has been calculated (including without limitation the calculation of the MR IBNR). The process in Clause 15.1 and Schedule 4 shall apply in relation to the MR Statement.
13.13 In determining profit, Global shall:
(a)	calculate each of the items in (a) to (d) inclusive of the definition of profit using each of US$, Canadian $, € and GBP by allocating all relevant premiums, claims and reserves to one only of such currencies in accordance with Global’s current practice, for the avoidance of doubt profit shall be paid out in each of the four currencies; and

(b)	use the incurred but not reported reserves as reported by Munich Re and applicable members of its Group for the Reinsured Risks (the MR IBNR).
13.14 If the calculation of profit in any of the four currencies shows a loss, then Global shall calculate the total profit attributable to the Fronting Insurance Contracts in US$ by converting to US$ at the relevant exchange rate used by the Agents for the purpose of the audited accounts produced for the Pool for the year ended 31 December 2010 (the Exchange Rate) (such amount being the Total $ Distribution).
13.15 If Clause 13.14 applies, the amount of any distribution pursuant to Clause 13.5 (using the Exchange Rate to calculate the amount of the distribution) shall be limited to the Total $ Distribution and the distribution in one or more of the currencies not in deficit shall be reduced to ensure that the Total $ Distribution is not exceeded (the distribution of currencies in which there was a profit shall be reduced by an equal percentage so that the distribution equals the Total $ Distribution at the Exchange Rate).
13.16 Global shall, by no later than 31 March 2015 deliver to Munich Re and Converium its calculation of outstanding reserves on claims reported on Reinsured Risks and Munich Re’s calculation of outstanding reserves on incurred but not reported claims on Reinsured Risks as of the prior 31 December together with the actuarial calculation of those reserves and sufficient information to allow Converium, and Munich Re to understand how the reserves were set. This process shall be repeated within 90 days of the end of each calendar quarter so long as Clause 13.10 remains in effect.
13.17 The amounts required to be held in the MR Fund shall be reduced by:
(a)	fifty per cent of the amount of any Letter of Credit established by Converium pursuant to Clause 15.5(c)(iii) (or, with the consent of Munich Re Clause 15.5(c)(iv)) of the Pool Members’ Agreement which relates to the Reinsured Risks;

(b)	fifty per cent of any amount paid by (or on behalf of) Converium towards the fund held by the Agents on behalf of the Pool in relation claims on business written during the Period; and

(c)	fifty per cent of the amount of any reinsurance premiums paid by (or on behalf of) Converium in relation to reinsurance taken out by the Agents in relation to the business of the Pool written during the Period, provided that the MR Fund shall not be reduced below $12,900,000.00 (or, if lower and Clause 13.8 applies, the amount required to be held in the MR Fund pursuant to Clause 13.8) as a result of the operation of Clauses 13.17(b) or (c).

13.18 To the extent that the MR Fund consists of monies Munich Re shall pay to Converium an amount equal to the interest which is deemed to have accrued on that part of the MR Fund in the quarter to 31 March, 30 June, 30 September and 31 December in each year within two Business Days of such date. The amount of such interest shall be calculated on a daily basis. Interest shall accrue on the amounts in the MR Fund in each quarter at a rate equal to the “yield on the one year US Treasury Notes” on the first Business Day after the 31 March, 30 June, 30 September or 31 December ending the previous quarter as shown in the Wall Street Journal for the close of that first Business Day of the calendar quarter. For the purposes of the foregoing sentence, the “one year US Treasury Yield” shall mean the annual yield on the U. S. Treasury Bond or Note maturing on the day nearest the first anniversary of that first Business Day of that calendar quarter. If there are two bonds or notes that are equally near the third anniversary, the annual yield of the instruments will be averaged. No interest shall be paid by Munich Re to Converium in respect of any LOC issued and delivered to Munich Re in accordance with and pursuant to Converium’s obligations under this Agreement.
13.19 References in this Clause 13 to reserves for claims incurred but not reported shall mean the amount of such reserves required to be kept in accordance with actuarial best practice in the relevant jurisdiction and the guidance produced by relevant actuarial bodies. Converium shall be provided with sufficient information at all times to understand how such reserves have been calculated and the basis on which they have been calculated. Converium may challenge the calculation of any such reserve as set out in Schedule 6 and until such dispute is resolved in accordance with Schedule 6, the provision of this Clause 13 for which the reserves were provided shall have no effect.
14. National Indemnity Security
14.1 Converium shall on or before 2nd July 2007 (or such later date as National Indemnity may specify) pay to National Indemnity the sum of $12,900,000.00 to be held on the basis set out in Clause 14.3.
14.2 Any amounts paid pursuant to Clauses 5.1(a), 14.1, 14.4, 14.6 or 14.9 or because of the definition of Incurred Position, shall be paid to the account of National Indemnity notified to Converium in writing by National Indemnity from time to time.
14.3 The amounts held pursuant to Clause 14.2 shall be known as the NICO Fund. Such amounts shall be held by National Indemnity as trustee for Converium provided that National Indemnity shall be entitled to make payments from such account in order to pay amounts which are due:
(a)	or claimed to be due under Reinsured Risks in respect of which Fronting Insurance Contracts have been written by it or members of its Group;

(b)	to it or members of its Group from Converium under the terms of the Reinsurance;

(c)	to it or members of its Group from Converium in respect of Overriding Commission; and/or

(d)	pursuant to Clause 2A.
14.4 At any time prior to 31 December 2010 that the NICO Fund together with the amount of any claims paid by the Agents or National Indemnity in relation to the Reinsured Risks is less than fifty per cent (50%) of the Incurred Position, within ten Business Days of receiving notice from National Indemnity or the Agents (or, if later, the date on which the Incurred Position is determined in accordance with Schedule 6), Converium shall pay to National Indemnity such additional amount as shall be required for the NICO Fund to equal fifty per cent (50%) of the Incurred Position.
14.5 National Indemnity shall pay to Converium within ten Business Days of 31 March 2011 (or, if later, the date on which the profit is determined in accordance with Schedule 5), the profit arising on any Fronting Insurance Contracts written by National Indemnity or any member of its Group calculated on the basis set out in Clause 14.12. Nothing in this clause shall be construed to require National Indemnity to pay any amount which would cause the NICO Fund to be less than the greater of (a) and (b) below:
(a)	the sum of:
(i)	100 per cent. of outstanding claims reserves, including reserves for claims incurred but not reported maintained by National Indemnity or the relevant member of its Group in accordance with applicable laws in respect of relevant Reinsured Risks written in the name of the relevant person (the NIC Reserves); plus

(ii)	the greater of:
(A)	$12,900,000.00 ; and

(B)	20% of the NIC Reserves; and
(b)	the minimum amount which is required to allow National Indemnity or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which each person is domiciled.
The greater of (a) or (b) above shall be referred to as the NIC Post Profit Incurred Position.
14.6 At any time after 31 December 2010 but prior to 31 December 2014 that the NICO Fund is less than the NIC Post Profit Incurred Position, within ten Business Days of receiving notice from National Indemnity or Agents (or, if later, the date on which the Post Profit Incurred Position is determined in accordance with Schedule 6), Converium shall pay to National Indemnity such additional amount as shall be required for the NICO Fund to equal the Post Profit Incurred Position.
14.7 National Indemnity shall pay to Converium within ten Business Days of 31 March 2015 (or, if later, within ten Business Days of the date on which the NIC Reserves are determined in accordance with Schedule 6 for that date), an amount as shall be required to reduce the NIC Fund to the greater of:
(a)	the NIC Reserves; or

(b)	the minimum amount which is required to allow National Indemnity or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled.
14.8 At any time after 31 March 2015 that the NICO Fund is less than the greater of:
(a)	the NIC Reserves; or
(b)	the minimum amount required to allow National Indemnity or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled,
National Indemnity may serve a Letter of Credit Notice which shall state the amount of additional security required to increase the NICO Fund to the greater of (a) and (b) above.
14.9 Within ten Business Days of receipt of a notice pursuant to Clause 14.8 (or, if later, the date on which the NIC Reserves are determined in accordance with Schedule 6), Converium may either:
(a)	arrange or cause to be arranged the issue and delivery to National Indemnity of a Letter of Credit in the amount set out in the Letter of Credit Notice for the benefit of National Indemnity; or

(b)	deposit the required additional funds in the NICO Fund.
If Converium elects to provide a Letter of Credit in response to the Letter of Credit Notice, Converium shall, if practicable and if agreed by NICO, be entitled to provide the necessary security by increasing, or causing to be increased, the amount of any existing Letter of Credit by the amount of the Letter of Credit Notice rather than by issuing and delivering, or causing to be issued and delivered, a new Letter of Credit). For the avoidance of doubt, nothing in this Clause shall be construed as limiting the number of Letter of Credit Notices that may be served from time to time by NICO.

14.10 Within ten Business Days of the end of each quarter following 31 December 2014, National Indemnity shall pay to Converium the amount, if any, by which the NICO Fund exceeds the greater of:
(a)	the NIC Reserves; and

(b)	the amount required to allow National Indemnity or such member of its Group to receive credit for the Reinsurance of the Fronting Insurance Contracts written by it under the laws of the jurisdiction in which such person is domiciled.
14.11 In applying Clauses 14.8, 14.9 and 14.10, all currencies shall be converted to US$ at the relevant exchange rate used by (or to be used by) the Agents for the purpose of the audited accounts produced for the Pool for the year most recently ended. Clauses 14.4 through 14.10 may be terminated by National Indemnity and Converium without the consent of the other parties.
14.12 Global shall, by no later than 31 March 2011 deliver to National Indemnity and Converium its calculation of the profit attributable to the Fronting Insurance Contracts written by National Indemnity and the members of its Group calculated on a basis consistent with that used for the purposes of the audited accounts produced for the Pool in the three years ended on 31 December 2010 (the NIC Statement). The National Indemnity Statement shall be accompanied by sufficient information to allow National Indemnity and Converium to understand how the profit set out in the NIC Statement has been calculated and the basis upon which it has been calculated (including without limitation the calculation of the NIC IBNR). The process in Clause 15.2 and Schedule 5 shall apply in relation to the NIC Statement.
14.13 In determining profit, Global shall:
(a)	calculate each of the items in (a) to (d) inclusive of the definition of profit using each of US$, Canadian $, € and GBP by allocating all relevant premiums, claims and reserves to one only of such currencies in accordance with Global’s current practice, for the avoidance of doubt profit shall be paid out in each of the four currencies; and

(b)	use the incurred but not reported reserves as reported by National Indemnity and applicable members of its Group for the Reinsured Risks (the NIC IBNR).
14.14 If the calculation of profit in any of the four currencies shows a loss, then Global shall calculate the total profit attributable to the Fronting Insurance Contracts in US$ by converting to US$ at the relevant exchange rate used by the Agents for the purpose of the audited accounts produced for the Pool for the year ended 31 December 2010 (the Exchange Rate) (such amount being the Total $ Distribution).

14.15 If Clause 14.14 applies, the amount of any distribution pursuant to Clause 14.5 (using the Exchange Rate to calculate the amount of the distribution) shall be limited to the Total $ Distribution and the distribution in one or more of the currencies not in deficit shall be reduced to ensure that the Total $ Distribution is not exceeded (the distribution of currencies in which there was a profit shall be reduced by an equal percentage so that the distribution equals the Total $ Distribution at the Exchange Rate).
14.16 Global shall, by no later than 31 March 2015 deliver to National Indemnity and Converium its calculation of outstanding reserves on claims reported on Reinsured Risks and National Indemnity’s calculation of outstanding reserves on incurred but not reported claims on Reinsured Risks as of the prior 31 December together with the actuarial calculation of those reserves and sufficient information to allow Converium, and National Indemnity to understand how the reserves were set. This process shall be repeated within 90 days of the end of each calendar quarter so long as Clause 14.10 remains in effect.
14.17 The amounts required to be held in the NIC Fund shall be reduced by:
(a)	fifty percent of the amount of the Letter of Credit established by Converium pursuant to Clause 15.5(c)(iii) (or, with the consent of NIC Clause 15.5(c)(iv)) of the Pool Members’ Agreement which relates to the Reinsured Risks;

(b)	fifty per cent of any amount paid by (or on behalf of) Converium towards the fund held by the [Agents on behalf of the] Pool in relation claims on business written during the Period; and

(c)	fifty per cent of the amount of any reinsurance premiums paid by (or on behalf of) Converium in relation to reinsurance taken out by the Agents in relation to the business of the Pool written during the Period provided that the NIC Fund shall not be reduced below $12,900,000.00 (or if lower and Clause 14.8 applies, the amount required to be held in the NIC Fund pursuant to Clause 14.8) as a result of the operation of Clauses 14.17(b) or (c).
14.18 National Indemnity shall pay to Converium an amount equal to the interest which is deemed to have accrued on the NIC Fund in the quarter to 31 March, 30 June, 30 September and 31 December in each year within two Business Days of such date. The amount of such interest shall be calculated on a daily basis. Interest shall accrue on the amounts in the NIC Fund in each quarter at a rate equal to the “yield on the one year US Treasury Notes” on the first Business Day after the 31 March, 30 June, 30 September or 31 December ending the previous quarter as shown in the Wall Street Journal for the close of that first Business Day of the calendar quarter. For the purposes of the foregoing sentence, the “one year US Treasury Yield” shall mean the annual yield on the U.S. Treasury Bond or Note maturing on the day nearest the first anniversary of that first Business Day of that calendar quarter. If there are two bonds or notes that are equally near the third anniversary, the annual yield of the instruments will be averaged.

14.19 References in this Clause 14 to reserves for claims incurred but not reported shall mean the amount of such reserves required to be kept in accordance with actuarial best practice in the relevant jurisdiction and guidance produced by relevant actuarial bodies in the jurisdiction. Converium shall be provided with sufficient information at all times to understand how such reserves have been calculated and the basis on which they have been calculated. Converium may challenge the calculation of any such reserve as set out in Schedule 6 and until such dispute is resolved in accordance with Schedule 6, the provision of this Clause 14 for which the reserves were provided shall have no effect.
15. Dispute Resolution
15.1 Within thirty (30) days of receipt of Global’s calculations under Clause 13, either Converium or Munich Re may challenge Global’s calculations under Clause 13. In that event, the dispute shall be settled as provided in Schedule 6 or in the case of the calculation of profit, Schedule 4.
15.2 Within thirty (30) days of receipt of Global’s calculations under Clause 14, either Converium or National Indemnity may challenge Agents’ calculations under Clause 14. In that event, the dispute shall be settled as provided in Schedule 6 or in the case of the calculation of profit, Schedule 5.
16. Letters of Credit and Authority
16.1 Notwithstanding any other provision of this Agreement, National Indemnity or Munich Re may, at any time, draw down upon any Letter of Credit provided by or on behalf Converium pursuant to Clause 13 or Clause 14, in order to:
(a)	fund the payment of amounts due or claimed to be due under Reinsured Risks in respect of which Fronting Insurance Contracts have been written by it or members of its Group;

(b)	pay any amounts which are due to it or any member of its Group from Converium under the terms of the Reinsurance; and/or

(c)	pay any amounts which are due to it or any member of its Group from Converium in respect of Overriding Commission.
16.2 Any bank issuing a Letter of Credit relating to this Agreement shall be unconditionally obliged to accede to any request made by or on behalf of Munich Re or National Indemnity (as appropriate) to draw down on such Letter of Credit provided only that such bank is satisfied that such request is made by, or with the proper authority of, Munich Re or National Indemnity (as appropriate) and/or its authorised representatives (who shall not include the Agent or any replacements).
Each of Munich Re and National Indemnity hereby grants the Agent authority to act as their respective agents in taking all necessary action on its behalf to exercise its rights under Clauses 13 and 14, including (without limitation) the service of a Letter of Credit Notice, but nothing herein shall be construed as granting the Agent any authority with respect to disputes under Clauses 15.1 or 15.2 or Schedules 4, 5 or 6.
17. Change of Control
In the event that Converium undergoes a change of control, such that 50.1% or more of the voting stock of Converium Holdings AG becomes owned by a single shareholder and the resulting merged entity or group of entities has the same or a worse credit-rating issued to it by Standard and Poor’s than A-, or the then equivalent, at any time after the said change of control, then the parties hereto agree that the date of 31 December 2014 as set out in Articles 13.10 and 14.10 herein shall be changed forthwith to 31 December 2015 and the payments provided for shall be effected in accordance with that amended date.
If the above provision has come into effect, then, if at any time after the said change of control Converium or the merged entity or group of entities receives an improved credit rating from Standard and Poor’s such that it has a credit rating of better than A- or the then equivalent, then the provisions of the above-mentioned Articles 13.10 and 14.10 shall be revert immediately to provide for payments, if any due, to made at the end of each quarter following 31 December 2014.
18. SET-OFF
18.1 National Indemnity may set off any amount due to it from Converium against any amount owed by National Indemnity or any member of its Group to Converium under this Agreement.
18.2 Munich Re may set off any amount due to it from Converium against any amount owed by Munich Re or any member of its Group to Converium under this Agreement.
19. Regulatory Matters
19.1 The parties shall co-operate with each other to ensure that all information necessary or desirable for making (or responding to any requests for further information following) any regulatory notification or filing made in respect of this Agreement, or any agreement, arrangement or concerted practice of which it forms part, is supplied to the party dealing with such notification or filing and that they are properly, accurately and promptly made.
19.2 The parties will each procure that any other registrations, filings and/or submissions required under the laws or regulations of any jurisdiction in respect of the Agreement or any Fronting Insurance Contract are made.
20. Waiver of Obligations
20.1 Waiver by any party of any default by any other party in the performance of any obligation of such other party hereunder shall not affect such party’s rights in respect of any other default nor any subsequent default of the same or of a different kind nor shall any delay or omission of any party to exercise any right arising from any default affect or prejudice that party’s rights as to the same or any future default. Waiver by one party of any default by any other party shall not constitute a waiver of such default on the part of or on behalf of any other party.
20.2 Subject to Clause 20.3, no claim shall be made by Converium against any officer, employee, agent or sub-contractor of either Agent in respect of any matter arising in respect of this Agreement, save in the case of criminal actions or omissions, fraud or wilful misconduct.
20.3 Clause 20.2 shall not preclude the Agents from making claims against any of its agents or sub-contractors on behalf of Converium, National Indemnity or Munich Re or the members of their Groups.
21. Amendment and Representations
21.1 Any amendment to any term of this Agreement shall be in writing and signed by the authorised representatives of the parties hereto provided that rights and obligations between Converium and (a) Munich Re or (b) National Indemnity may be amended by written agreement between Converium and such person.
21.2 This Agreement sets out the entire agreement and understanding between the parties in relation to the Business and the arrangements in Clause 2A. It is agreed that no party has entered into this Agreement in reliance upon, or been induced to enter into this Agreement by, any representation, warranty or undertaking of any other party hereto (whether express or implied and whether pursuant to statute or otherwise) which is not set out in this Agreement and to the extent that it may have done so, it hereby waives (on behalf of itself and the members of its Group) all rights, remedies and claims it may have in respect thereto. A party may claim in contract for breach of warranty under this Agreement but shall otherwise have no claim or remedy in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party provided that this Clause 0 shall not exclude any liability for, or remedy in respect of, any fraud including, without limitation, fraudulent misrepresentation by any party (or (where relevant) any member of its Group).
22. Assignment
No party shall sell, transfer or encumber all or any of its rights or obligations under this Agreement without the prior written consent of all the other parties.
23. Notices and Communications
23.1 Notices under this Agreement shall be sent to a party at its address and for the attention of the individual set out in Clause 0 provided that a party may change its notice details on giving notice to the other parties of the change in accordance with this Clause 03. That notice shall only be effective on the date falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

23.2 All notices or other communications required for the purposes of this Agreement shall be in English and shall be given or sent by hand, facsimile, first class post or airmail to the parties and shall be deemed to be received: (i) if given by hand, at the time of delivery; or (ii) if sent by facsimile; at the time when the sender receives from the recipient facsimile machine or from the addressee of the notice confirmation of receipt of the whole of the facsimile; or (iii) if sent by first class post, 24 hours after posting; or (iv) if sent by airmail, 6 clear Business Days after the date of posting.
23.3 Notices under this Agreement shall be sent to the following addresses or facsimile numbers for the attention of the person indicated:

Party	Title of individual/address	Facsimile Number
National Indemnity (for itself or as agent for any member of its Group)	Attention: General Counsel 100 First Stamford Place Stamford, CT, USA 06092	+1-203-363-5221

Munich Re (for itself or as agent for any member of its Group)	Attention: Doris Höpke (Head of Aviation and Space) Königinstraße 107 80802 München Germany	+49-89- 3891-4278

Converium	Attention: Chris Bell/Christian Felderer General Guisan – Quai 26 8022, Zurich Switzerland	+41-1-639-9066

Global	Attention: Company Secretary Fitzwilliam House 10 St. Mary Axe London EC3A 8EQ	+44 20 7369 2840
23.4 Different persons may be authorised to give or receive instructions for different purposes, and such persons may include officers of corporations other than the parties hereto, authorised in that regard by the board of the relevant party. A certified copy of a resolution of the board of Munich Re, National Indemnity or Converium or the relevant member of such person’s Group (or with respect to National Indemnity and members of its Group, the Executive Committee of the board of such entity) may be received and accepted by the Agent as conclusive evidence of the authority of any person to act and may be considered in full force and effect until receipt of written notice to the contrary.

24. Governing Law and Arbitration
24.1 This Agreement and the relationship between the parties shall be governed by and interpreted in accordance with the law of England and Wales.
24.2 Save as set out in Schedules 4, 5 and 6 each party to this Agreement irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.
24.3 All parties agree that a final judgment or order of any court referred to in Clause 0 in connection with this Agreement is conclusive and binding on it and may be entered against it in the courts of any other jurisdiction.
25. Costs
25.1 Each party shall be responsible for the legal and other professional charges and expenses (including Value Added Tax) incurred by it in connection with the preparation and negotiation of this Agreement.
25.2 Any costs and expenses which arise pursuant to the terms of the Pool Members Agreement solely as a result of the operation of this Agreement and which would not have arisen had the Pool Members Agreement been effected on the basis existing prior to this Agreement shall be paid by Converium.
26. Enforceability
26.1 If any provision of this Agreement or any part thereof:
(a)	purports to exclude or restrict or limit any liability and such exclusion or restriction or limitation is prohibited or rendered void or unenforceable by any legislation to which it is subject; or

(b)	is itself prohibited or rendered void or unenforceable by any legislation to which it is subject, then the exclusion, restriction or limitation or the provision or part thereof in question shall be so prohibited or rendered void or unenforceable to the extent to which it is thus prohibited or rendered void or unenforceable and no further and the validity or enforceability of any other part of this Agreement shall not thereby be affected.
27. Relationship with pool members’ agreement
27.1 This Agreement shall constitute a Fronting Arrangement for the purposes of the Pool Members’ Agreement and save as set out in this Agreement Converium shall effect all payments under Clause 9.1(f) (subject to Clauses 9.1(g) and (h)) of the Pool Members’ Agreement as if it is a Nominating Insurer.

27.2 Subject to Clause 0, as between Converium and the Agent, the terms of this Agreement are without prejudice to their rights and obligations under the Pool Members’ Agreement.
27.3 Converium acknowledges that the terms of the Indemnity (as defined in Clause 20 of the Pool Members’ Agreement) shall apply (mutatis mutandis) to any claims, losses, expenses and liabilities properly made against or incurred by Indemnified Directors (as defined therein) in the purported execution of and discharge of their duties with respect to the performance of services under this Agreement.
27.4 Converium acknowledges that Clause 4.2 of the Pool Members’ Agreement shall apply to any losses, liabilities or expenses of the Agent (or a wholly-owned subsidiary of Global appointed pursuant to Clause 2.5) under this Agreement.
28. No Rights Under Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Agreement is not intended to have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms, save in respect of Clause 0 conferring the rights and benefits of indemnities on the Indemnified Directors and Clause 0 conferring rights and benefits on employees, agents or sub-contractors of either Agent (each such party being for the purposes of this Clause 28 a Third Party), which shall be enforceable by such persons by way of proceedings in the courts specified in Clause 04 subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999, and Clauses 0 and 20.2 and this Clause 28 shall not be varied by the parties to this Agreement without the consent of each relevant Third Party. Any other provision of this Agreement may be varied or revoked without such consent.
29. Counterparts
This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

SCHEDULE 1
AMOUNT AND BASIS OF CALCULATION OF OVERRIDING
COMMISSION
1. Introductory
This Schedule sets out further terms and principles applicable to the calculation and payment of Overriding Commission in accordance with Clause 6.
2. Procedure And Amounts
2.1 The amount of Overriding Commission payable by Converium shall be calculated by reference to the total gross premium income written by the Agent in the period in question in respect of each Reinsured Risk after deduction of any (i) original commission or taxes on premiums payable thereunder but before the deduction of amounts, if any, payable to the Agent under the terms of the Pool Members’ Agreement and (ii) any premiums payable for reinsurance in relation to the Pool by the Agents (such amount being referred to as the Relevant Net Premium Income).
2.2 The amount of Overriding Commission payable by Converium to National Indemnity shall be calculated by multiplying the Relevant Net Premium Income attributable to Reinsured Risks covered by Fronting Insurance Contracts written by National Indemnity or members of its Group by 4 per cent. (or by such percentage as may be agreed from time to time between National Indemnity and Converium).
2.3 The amount of Overriding Commission payable by Converium to Munich Re shall be calculated by multiplying the Relevant Net Premium Income attributable to Reinsured Risks covered by Fronting Insurance Contracts written by Munich Re or members of its Group by 4 per cent. (or by such percentage as may be agreed from time to time between Munich Re and Converium).
2.4 Subject to Clause 6.2, the amount of Overriding Commission attributable to any calendar quarter shall be due and payable on (i) the last business day of the immediately following calendar quarter, or (ii) the date on which a cash distribution is paid by the Agents to Converium under the Pool Members’ Agreement with respect to business written in such calendar quarter, whichever is earlier and shall be deducted by National Indemnity from the NICO Fund or by Munich Re from the MR Fund on that date.

SCHEDULE 2
MUNICH RE GROUP FRONTING
Part I
Munich Re Group Fronters

4. Member of
Munich Re
			Group in whose	5. Percentage
			name Fronting	of
1. Agent			Insurance	Converium’s
Accepting			Contracts should	Respective
Business	2. Jurisdiction	3. Business	be written	Proportion
Global	Worldwide, subject to licensing	Business written in
	regulations	the UK	GRLK	50
GR LK means Great Lakes Reinsurance (UK) plc
The companies, jurisdictions and business listed in columns 2-4 respectively of this may be amended or added to with the written agreement (in such person’s absolute discretion) of Converium, Global and Munich Re provided that the amendment would not result in a Trigger Event occurring, and that all relevant Fronting Insurance Contracts written after the date of the agreement are written in the name of the replacement companies, jurisdictions and business.

SCHEDULE 3
NATIONAL INDEMNITY GROUP FRONTING
Part I
National Indemnity Group Fronters

4. Member
of National
Indemnity
Group in
whose name
			Fronting	5. Percentage
			Insurance	of
1. Agent			Contracts	Converium’s
Accepting			should be	Respective
Business	2. Jurisdiction	3. Business	written	Proportion
Global	Worldwide, subject to licensing restrictions	Business written in the UK	BHII	50
BHII means Berkshire Hathaway International Insurance Ltd.
The companies, jurisdictions and business listed in columns 2-4 respectively of this Schedule may be amended or added to with the written agreement (in such person’s absolute discretion) of Converium, Global and NIC provided that the amendment would not result in a Trigger Event occurring, and that all relevant Fronting Insurance Contracts written after the date of the agreement are written in the name of the replacement companies, jurisdictions and business.

Part II
Jurisdictions in which National Indemnity is fronted

1. Agent
Accepting			4. Fronter for
Business	2. Jurisdiction	3. Business	National Indemnity
Global	Colombia and Venezuela written in the UK	Business written in the UK	Royal & Sun Alliance subject to licensing restrictions.

Global	US Surplus lines (except where written in BHII – currently California only)	Business written in the UK	The Marine Insurance Company Limited

SCHEDULE 4
MR STATEMENT DISPUTE RESOLUTION MECHANISM
1. Each of Munich Re or Converium may request from the Agents such additional information as it reasonably requires to confirm whether it agrees with the MR Statement and the Agents or Munich Re shall provide such information, to the extent they have it or are entitled to it, promptly and in any case within 5 Business Days of the request.
2. Munich Re or Converium may notify the Agents and Munich Re or Converium (as appropriate) in writing (such notification being an Objection Notice) within thirty (30) days after receipt that is disputes the MR Statement. Any notice indicating that Munich Re or Converium does not accept the MR Statement shall only be valid for the purposes of this Agreement if it sets out the reasons why the person serving the notice believes the MR Statement does not correctly state the profits attributable to the Fronting Insurance Contracts written by Munich Re and the members of its Group calculated in accordance with Clause 13 and specifies the adjustments which, in such person’s opinion, should be made to the MR Statement. The validity of any such notice shall be a matter for determination by the Independent Firm.
3. If an Objection Notice is served in accordance with 2 above, then Munich Re and Converium shall use all reasonable endeavours (in conjunction with the Agents):
(a)	to meet and discuss the objections in the Objection Notice; and

(b)	to reach agreement upon the adjustments (if any) required to be made to the MR Statement, within a period of five (5) Business Days after receipt by the Agents of the Objection Notice.
4. If both Munich Re and Converium notify the Agents in writing that they are satisfied with the MR Statement (either as originally submitted or after adjustments agreed between Munich Re and Converium pursuant to 3 above) or if neither Munich Re or Converium gives a valid Objection Notice within the thirty (30) day period referred to in 2 above, then the MR Statement (as so adjusted, if applicable) shall be final and binding for the purposes of this agreement.
5. If Converium and Munich Re do not reach agreement within five (5) Business Days of receipt by the Agents of the Objection Notice, then the matters in dispute may be referred (on the application of either the Converium or Munich Re) for determination by such firm of actuaries of international standing as shall be agreed by Converium and Munich Re or, failing agreement, appointed by the President for the time being of the Institute of Actuaries in England and Wales on the application of Converium or Munich Re (the Independent Firm). Converium and Munich Re shall use all reasonable endeavours to agree with the Independent Firm the precise terms of reference to apply to its role as soon as reasonably practicable following a referral to the Independent Firm. Converium and Munich Re shall procure that the Agents comply with any reasonable requests of the Independent Firm. The following general terms of reference and procedure shall apply in any event:
(a)	Converium and Munich Re shall each prepare a written statement within five (5) days of the formal appointment of the Independent Firm on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Independent Firm for determination. The matters in dispute shall be limited to the matters specified in the Objection Notice;

(b)	following delivery of their respective submissions, Converium, and Munich Re shall each have the opportunity to comment once only on the other’s submissions by written comment delivered to the Independent Firm not later than ten (10) days after receipt of the other’s submissions;

(c)	any response to a subsequent request by the Independent Firm for information from Converium, Munich Re or the Agents shall be copied to Converium and Munich Re at the same time and, unless otherwise directed by the Independent Firm, each person receiving a copy of the information may, within ten (10) days after it receives such information, comment once only on that information;

(d)	in giving its determination, the Independent Firm shall state what adjustments (if any) are necessary, solely for the purposes of this agreement, to the MR Statement in respect of the matters in dispute in order to comply with the requirements of this agreement and to determine finally the MR Statement;

(e)	the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this agreement but only insofar as it is relevant to the determination of the MR Statement;

(f)	the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination and any such determination (including any determination of any fact which it has found it necessary to determine for the purposes of its determination) shall, in the absence of manifest error, be final and binding on the parties; and

(g)	without prejudice to any other rights which they may respectively have under this agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Firm’s determination;
6. Converium and Munich Re shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the MR Statement.
7. The fees and expenses of the Independent Firm and the Agents shall be shared equally between Converium and Munich Re or in such other proportions as the Independent Firm shall determine.

SCHEDULE 5
NIC STATEMENT DISPUTE RESOLUTION MECHANISM
1. Each of National Indemnity or Converium may request from the Agents such additional information as it reasonably requires to confirm whether it agrees with the NIC Statement and the Agents shall provide such information, to the extent they have it or are entitled to it, promptly and in any case within 5 Business Days of the request.
2. National Indemnity or Converium may notify the Agents and National Indemnity or Converium (as appropriate) in writing (such notification being a NICO Objection Notice) within thirty (30) days after receipt that it disputes the NIC Statement. Any notice indicating that National Indemnity or Converium does not accept the NIC Statement shall only be valid for the purposes of this Agreement if it sets out the reasons why the person serving the notice believes the NIC Statement does not correctly state the profits attributable to the Fronting Insurance Contracts written by National Indemnity and the members of its Group calculated in accordance with Clause 14 and specifies the adjustments which, in such person’s opinion, should be made to the NIC Statement. The validity of any such notice shall be a matter for determination by the Independent Firm.
3. If a NICO Objection Notice is served in accordance with 2 above, then National Indemnity and Converium shall use all reasonable endeavours (in conjunction with the Agents):
(a)	to meet and discuss the objections in the Objection Notice; and

(b)	to reach agreement upon the adjustments (if any) required to be made to the NIC Statement, within a period of five (5) Business Days after receipt by the Agents of the Objection Notice.
4. If both National Indemnity and Converium notify the Agents in writing that they are satisfied with the NIC Statement (either as originally submitted or after adjustments agreed between National Indemnity and Converium pursuant to 3 above) or if neither National Indemnity or Converium gives a valid Objection Notice within the thirty (30) day period referred to in 2 above, then the NIC Statement (as so adjusted, if applicable) shall be final and binding for the purposes of this agreement.
5. If Converium and National Indemnity do not reach agreement within five (5) Business Days of receipt by the Agents of the Objection Notice, then the matters in dispute may be referred (on the application of either the Converium or National Indemnity) for determination by such firm of actuaries of international standing as shall be agreed by Converium and National Indemnity or, failing agreement, appointed by the President for the time being of the Institute of Actuaries in England and Wales on the application of Converium or National Indemnity (the Independent Firm). Converium and National Indemnity shall use all reasonable endeavours to agree with the Independent Firm the precise terms of reference to apply to its role as soon as reasonably practicable following a referral to the Independent Firm. Converium and National Indemnity shall procure that the Agents comply with any reasonable requests of the Independent Firm. The following general terms of reference and procedure shall apply in any event:
(a)	Converium and National Indemnity shall each prepare a written statement within five (5) days of the formal appointment of the Independent Firm on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Independent Firm for determination. The matters in dispute shall be limited to the matters specified in the Objection Notice;
(b)	following delivery of their respective submissions, Converium, and National Indemnity shall each have the opportunity to comment once only on the other’s submissions by written comment delivered to the Independent Firm not later than ten (10) days after receipt of the other’s submissions;
(c)	any response to a subsequent request by the Independent Firm for information from Converium, National Indemnity or the Agents shall be copied to Converium and National Indemnity at the same time and, unless otherwise directed by the Independent Firm, each person receiving a copy of the information may, within ten (10) days after it receives such information, comment once only on that information;
(d)	in giving its determination, the Independent Firm shall state what adjustments (if any) are necessary, solely for the purposes of this agreement, to the NIC Statement in respect of the matters in dispute in order to comply with the requirements of this agreement and to determine finally the NIC Statement;
(e)	the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this agreement but only insofar as it is relevant to the determination of the NIC Statement;
(f)	the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination and any such determination (including any determination of any fact which it has found it necessary to determine for the purposes of its determination) shall, in the absence of manifest error, be final and binding on the parties; and
(g)	without prejudice to any other rights which they may respectively have under this agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Firm’s determination;
6. Converium and National Indemnity shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the NIC Statement.
7. The fees and expenses of the Independent Firm and the Agents shall be shared equally between Converium and National Indemnity or in such other proportions as the Independent Firm shall determine.

SCHEDULE 6
DISPUTE MECHANISM IN RELATION TO RESERVE CALCULATIONS
1. Converium may dispute any calculation carried out by the Agents, Munich Re or National Indemnity or any reserves figure provided by the Agents, Munich Re or National Indemnity and Munich Re or National Indemnity may dispute any calculation carried out by the Agents as set out in this Schedule.
2. The disputing party may request from the person providing the information in dispute or any other party such additional information as it reasonably requires and such person shall provide such information, to the extent they have it or are entitled to it, promptly and in any case within 5 Business Days of the request.
3. The disputing party may notify the person providing the information in dispute in writing (such notification being an Objection Notice) within thirty (30) days after receipt that it disputes the information. Any notice indicating that the disputing party does not accept the information shall only be valid for the purposes of this Agreement if it sets out the reasons why the person serving the notice believes the information has not been properly calculated in accordance with the Agreement and specifies the adjustments which, in such person’s opinion, should be made to the information. Ultimately, the validity of any such notice shall be a matter for determination by the Independent Firm.
4. If an Objection Notice is served in accordance with paragraph 3 above, then the disputing party and the disputer shall use all reasonable endeavours (in conjunction with the Agents):
(a)	to meet and discuss the objections in the Objection Notice; and

(b)	to reach agreement upon the adjustments (if any) required to be made to the information, within a period of five (5) Business Days after receipt of the Objection Notice.
5. If the disputing party and the disputer agree in writing that they are satisfied with the information (either as originally submitted or after adjustments agreed between them above) then the information (as so adjusted, if applicable) shall be final and binding for the purposes of this agreement.
6. The disputing party and the disputer do not reach agreement within five (5) Business Days of receipt of the Objection Notice, then the matters in dispute may be referred (on the application of either of them) for determination by such other firm of actuaries of international standing as shall be agreed by them or, failing agreement, appointed by the President for the time being of the Institute of Actuaries in England and Wales on the application of either of them (the Independent Firm). The disputing party and the disputer shall use all reasonable endeavours to agree with the Independent Firm the precise terms of reference to apply to its role as soon as reasonably practicable following a referral to the Independent Firm. The disputing party and the disputer shall procure that the Agents comply with any reasonable requests of the Independent Firm. The following general terms of reference and procedure shall apply in any event:
(a)	the disputing party and the disputer shall each prepare a written statement within five (5) days of the formal appointment of the Independent Firm on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Independent Firm for determination. The matters in dispute shall be limited to the matters specified in the Objection Notice;
(b)	following delivery of their respective submissions, the disputing party and the disputer shall each have the opportunity to comment once only on the other’s submissions by written comment delivered to the Independent Firm not later than ten (10) days after receipt of the other’s submissions;
(c)	any response to a subsequent request by the Independent Firm for information from the disputing party and the disputer shall be copied to the other at the same time and, unless otherwise directed by the Independent Firm, each person receiving a copy of the information may, within ten (10) days after it receives such information, comment once only on that information;
(d)	in giving its determination, the Independent Firm shall state what adjustments (if any) are necessary, solely for the purposes of this agreement, to the information in respect of the matters in dispute in order to comply with the requirements of this Agreement;
(e)	the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this Agreement;
(f)	the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination and any such determination (including any determination of any fact which it has found it necessary to determine for the purposes of its determination) shall, in the absence of manifest error, be final and binding on the parties; and
(g)	without prejudice to any other rights which they may respectively have under this agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Firm’s determination;
7. The disputing party and the disputer shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the information.
8. The fees and expenses of the Independent Firm and the Agents shall be shared equally between the disputing party and the disputer or in such other proportions as the Independent Firm shall determine.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.

SIGNED by	)
)
for and on behalf of	)
GLOBAL AEROSPACE	)
UNDERWRITING MANAGERS	)
LIMITED	)

SIGNED by	)
)
for and on behalf of	)
GLOBAL AEROSPACE, INC.	)

SIGNED by	)
)
and	)
duly authorised representatives of	)
MÜNCHENER RÜCKVERSICHERUNGS-)
GESELLSCHAFT	)
AKTIENGESELLSCHAFT	)
in MÜNCHEN	)

SIGNED by Forrest N. Krutter, Secretary	)
and	)
for and on behalf of	)
NATIONAL INDEMNITY COMPANY	)

SIGNED by Christopher Bell	)
and Benjamin Gentsch	)
for and on behalf of)
CONVERIUM AG

ANNEXURE 1
FORM OF DEED OF ADHERENCE FOR USE BY SUBSIDIARIES OF
GLOBAL AND GAI
DEED OF ADHERENCE
THIS DEED is made the [       ] day of [       ], 20[ ] by
(1)	[ ] (No. ) whose registered office is at [ ] hereinafter called [New Subsidiary];

(2)	GLOBAL AEROSPACE UNDERWRITING MANAGERS LIMITED (registered number 2512067) whose registered office is at Fitzwilliam House, 10 St. Mary Axe, London EC3 8EQ (Global);

(3)	GLOBAL AEROSPACE, INC. a Delaware company (GAI);

(4)	NATIONAL INDEMNITY COMPANY, a company incorporated in Nebraska, United States of America, whose registered office is at 3024 Harney Street, Omaha, Nebraska, USA 68131 (National Indemnity);

(5)	CONVERIUM AG, a company incorporated in Switzerland whose registered office is at General Guisan-Quai 26, 8022 Zürich, Switzerland (Converium); and

(6)	MÜNCHENER RÜCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MÜNCHEN, whose registered office is at Königinstraße, 107, 80802 München, Germany (Munich Re).
Whereas:
(a)	[Global/GAI] has duly [incorporated] [acquired] [New Subsidiary] [to be] [as] its wholly owned subsidiary in accordance with the provisions of the reinsurance fronting and administration agreement made between Global, GAI, National Indemnity and Converium and Munich Re dated • November 2004 as it may have been subsequently amended (the Agreement).
(b)	Under the provisions of Clause 2.5 of the Agreement, [New Subsidiary] shall become a party to the Agreement by executing a Deed of Adherence in the form (or substantially in the form) set out in Annexure 1 to the Agreement and this Deed is in such form.
Now this deed witnesseth as follows:
1. Words and phrases defined in the Agreement shall, unless the context otherwise requires, have the same meaning in this Deed.

2. [New Subsidiary] agrees and undertakes to be bound by and to have the benefit of the Agreement as if it were named therein as a party in its capacity as and being a subsidiary of [Global/GAI].
3. [New Subsidiary], subject to and in accordance with Clause 2.5 of the Agreement, agrees to act as agent for [XXX] on and in accordance with the terms of the Agreement including on and with effect from [INSERT EFFECTIVE DATE].
4. This Deed and the relationship between the parties shall be governed by and interpreted in accordance with English law. For the benefit of the other parties hereto, each party to this Deed irrevocably agrees that the Courts of England are to have exclusive jurisdiction to settle any dispute which may arise in connection with this Deed and for any such purposes irrevocably submits to the jurisdiction of such Courts.
In witness whereof this document has been executed as a Deed the day and year first before written.

DATED __            2007
GLOBAL AEROSPACE UNDERWRITING MANAGERS LIMITED
- and -
GLOBAL AEROSPACE, INC.
- and -
MÜNCHENER RÜCKVERSICHERUNGS-
GESELLSCHAFT AKTIENGESELLSCHAFT
IN MÜNCHEN
- and -
NATIONAL INDEMNITY COMPANY
- and -
CONVERIUM AG
FRONTING AND ADMINISTRATION
AGREEMENT RELATING TO THE GLOBAL
AEROSPACE UNDERWRITERS POOL

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